IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET -BACKED

SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision

(including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the

Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering,

will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE

EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING

TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2)

NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE

UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO

THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER

NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS

HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates.

The Certificates referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Certificates or any similar security and the underwriter’s obligation to deliver such Certificates is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Certificates when, as and if issued by the issuer. You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	February 24, 2006

$502,050,000 (approximate) of Offered Certificates

GMACM Mortgage Loan Trust 2006-AR1, Issuer

Residential Asset Mortgage Products, Inc., Depositor

GMACM Mortgage Pass-Through Certificates, Series 2006-AR1

Description of the Offered Certificates:

Certificates	Group	Approximate Certificate Balance ($)(1)	Expected Ratings (S&P/Moody’s)	Expected Credit Enhancement Percentage	Initial Coupon (2)	Estimated Avg. Life (yrs) CPB (3)	Estimated Avg. Life (yrs) MAT(4)	Principal Payment Window CPB (3)	Principal Payment Window MAT(4)	Pricing Speed

1A1	Group 1	222,406,000	AAA/Aaa	10.90%	5.663%	2.51	3.27	03/06 - 12/10	03/06 – 12/35	25 CPB
1A2	Group 1	13,605,000	AAA/NR	5.45%	5.663%	2.51	3.27	03/06 - 12/10	03/06 – 12/35	25 CPB
2A1	Group 2	118,307,000	AAA/Aaa	10.90%	5.667%	2.87	3.30	03/06 – 12/12	03/06 – 12/35	25 CPB
2A2	Group 2	7,238,000	AAA/Aa1	5.45%	5.667%	2.87	3.30	03/06 – 12/12	03/06 – 12/35	25 CPB
3A1	Group 3	112,502,000	AAA/Aaa	10.90%	5.856%	3.15	3.32	03/06 – 12/15	03/06 – 12/35	25 CPB
3A2	Group 3	6,883,000	AAA/Aa1	5.45%	5.856%	3.15	3.32	03/06 – 12/15	03/06 – 12/35	25 CPB
M1	Groups 1, 2 & 3	10,428,000	AA/Aa2	3.40%	5.712%	4.85	6.08	03/06 – 12/15	03/06 – 12/35	25 CPB
M2	Groups 1, 2 & 3	6,358,000	A/A2	2.15%	5.712%	4.85	6.08	03/06 – 12/15	03/06 – 12/35	25 CPB
M3	Groups 1, 2 & 3	4,323,000	BBB/Baa2	1.30%	5.712%	4.85	6.08	03/06 – 12/15	03/06 – 12/35	25 CPB

1.	The Certificate Sizes are approximate, based on February 1, 2006 balances of the Mortgage Loans, and are subject to a +/- 10% variance in the aggregate.
2.

The pass-through rate for the Class 1A1, Class 1A2, Class 2A1, Class 2A2, Class 3A1 and Class 3A2 Certificates will equal the weighted average of the net interest rates of the respective Group of Mortgage Loans. The pass-through rate for the Class M1, Class M2 and Class M3 Certificates will equal the weighted average of the net interest rates of the Group 1, Group 2 and Group 3 mortgage loans, weighted on the basis of the respective Group Subordinate Amounts.

3.

Average Life and Payment Windows are calculated based upon a prepayment speed of 25 CPR to the reset date (CPB). CPB implies that prepayment in full is individually applied to each hypothetical mortgage loan at its next reset date.

4.	Average Life and Payment Windows are calculated based upon a prepayment speed of 25 CPR to the maturity date.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This Structural and Collateral term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	February 24, 2006

The information set forth below, entitled "preliminary information", was derived from a preliminary pool of mortgage loans which is not representative of the collateral mortgage loans that will comprise the final mortgage loan pool. The preliminary pool of mortgage loans represents only a subset of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool. It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below. Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in the free writing prospectus, they are not expected to conform in all material respects.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	February 24, 2006

$502,050,000 (approximate) of Offered Certificates

GMACM Mortgage Loan Trust 2006-AR1, Issuer

Residential Asset Mortgage Products, Inc., Depositor

GMACM Mortgage Pass-Through Certificates, Series 2006-AR1

Preliminary Collateral Description(1)(2)(3)(4)

Group	Loan Group 1 5yr Hybrids	Loan Group 2 7yr Hybrids	Loan Group 3 10yr Hybrids	Total
Aggregate Principal Balance	$249,615,189	$132,782,117	$126,267,148	$508,664,454
Average Loan Balance	$427,423	$401,154	$558,704	$445,806
Number of Loans	584	331	226	1,141
Weighted Average Months to Roll	58	82	118	79
Weighted Average Age	2	2	2	2
Weighted Average Term to Maturity	358	358	358	358
Gross WAC	5.913%	5.917%	6.106%	5.962%
Weighted Average Expense Rate	0.250%	0.250%	0.250%	0.250%
Net WAC	5.663%	5.667%	5.856%	5.712%
Initial Cap	5.000%	5.000%	5.000%	5.000%
Periodic Cap	2.000%	1.765%	2.000%	1.939%
Lifetime Cap	5.000%	5.000%	5.000%	5.000%
Minimum Coupon	4.125%	4.500%	5.250%	4.125%
Maximum Coupon	7.250%	7.125%	7.125%	7.250%
Maximum Interest Rate	10.913%	10.917%	11.106%	10.962%
Gross Margin	2.671%	2.565%	2.662%	2.641%
Net Margin	2.421%	2.315%	2.412%	2.391%
Six-Month LIBOR Indexed Percent	0%	23%	0%	6%
One-Year LIBOR Indexed Percent	100%	77%	100%	94%
FICO	727	730	739	731
Interest Only Percent	84%	91%	100%	90%
Cash Out Refinance Percent	34%	34%	39%	35%
California Percent	53%	36%	49%	48%
Primary Residence Percent	92%	94%	93%	93%
Single Family and PUD Percent	87%	93%	94%	90%
Single Largest Zip Code Percent	2%	1%	1%	1%
Largest Individual Loan Balance	$1,300,000	$1,340,000	$1,500,000	$1,500,000
Original Loan-to-Value Ratio	73%	71%	70%	72%
Combined Loan-to-Value Ratio	80%	77%	75%	78%
Maximum Maturity Date	2/1/2036	3/1/2036	2/1/2036	3/1/2036

(1)	Using the data as of the Cut-Off Date of February 1, 2006.
(2)	Numbers may not add up to 100% due to rounding.
(3)

The collateral table set forth above was derived from a preliminary pool of mortgage loans which is not necessarily representative of the mortgage loans that will comprise the final mortgage loan pool. See the information at the top of the preceding page.

(4)	None of the mortgage interest rates are subject to a lifetime minimum interest rate. Therefore, the effective minimum interest rate for each Mortgage Loan will be its Gross Margin.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	February 24, 2006

Time Table

Cut-Off Date:	February 1, 2006
Settlement Date:	February 27, 2006
Distribution Date:	19th of each month or the next business day
First Distribution Date:	March 20, 2006

Features of the Transaction

•	Offering consists of certificates totaling approximately $502,050,000 rated by Moody’s and S&P.
•

The expected amount of credit support for the Class 1A1, Class 2A1 and Class 3A1 Certificate will be approximately 10.90% for each class and the expected amount of credit support for the Class 1A2, Class 2A2 and Class 3A2 Certificates will be approximately 5.45% for each class.

•

The collateral consists of 5-Year, 7-Year and 10-Year hybrid adjustable rate mortgage loans set to mature within 30 years of the date of origination, secured by first liens on one- to four-family residential properties and originated or acquired by GMAC Mortgage Corporation.

Structure of the Certificates

Distributions on the senior certificates will generally be based on payments received or advanced on the mortgage loans in the related loan group. Distributions on the subordinate certificates will be based on payments received or advanced on the mortgage loans in all three loan groups. The subordinate certificates will be entitled to principal prepayments subject to the conditions as described in the shifting interest section below. Credit support for the transaction is in the form of a senior/subordinated, shifting interest structure. The Class M1, Class M2, and Class M3 Certificates (the “Class M Certificates”) and the Class B1, Class B2, and Class B3 Certificates (the “Class B Certificates”, not offered hereby, and together with the Class M Certificates, the “Subordinate Certificates”) will be subordinate in the right to receive payments of principal and interest with respect to the Senior Certificates and, therefore, provide credit protection to the Class 1A1 and Class 1A2 Certificates (the “Group 1 Senior Certificates”), the Class 2A1 and Class 2A2 Certificates (the “Group 2 Senior Certificates”) and the Class 3A1 and Class 3A2 Certificates (the “Group 3 Senior Certificates”). The Group 1, Group 2 and Group 3 Senior Certificates will be called the “Senior Certificates” and together with the Class M Certificates, the “Offered Certificates”. Furthermore, the Class 1A1, Class 2A1 and Class 3A1 Certificates will each be a “Super Senior Class”. The Class 1A1, Class 2A1 and Class 3A1 Certificates will be entitled to additional credit support from the Class 1A2, Class 2A2 and Class 3A2 Certificates, respectively. The Class 1A2, Class 2A2 and Class 3A2 Certificates will be a “Super Senior Support Class”. Principal losses on the underlying loans that would otherwise be allocated to the Super Senior Class certificates will instead be allocated to the related Super Senior Support Class certificates until the Super Senior Support Class certificate balance is reduced to zero.

If on any distribution date there is a shortfall in the funds needed to make all payments to certificate-holders, the Senior Certificates will receive distributions of interest and principal before the Subordinate Certificates are entitled to receive distributions of interest or principal, and the Subordinate Certificates will receive distributions in order of their numerical class designations.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	February 24, 2006

Shifting Interest on the Offered Certificates

Unless the aggregate class principal balance of the Subordinate Certificates has reached a certain level relative to the Senior Certificates, subject to certain loss and delinquency criteria, the Senior Certificates will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments on the mortgage loans in the related collateral groups until the 7th anniversary of the closing date (i.e., the distribution date in February 2013). Thereafter, the Senior Certificates will generally receive their pro-rata share of scheduled principal payments and a disproportionately large, but decreasing share of principal prepayments on the mortgage loans in the related collateral groups. This will result in a faster rate of return of principal to the Senior Certificates than would occur if the Senior Certificates and the Subordinate Certificates received all such payments pro rata, and increases the likelihood that holders of the Senior Certificates will be paid the full amount of principal to which they are entitled. The prepayment percentages on the Subordinate Certificates are as follows:

Distribution Date	Percentage
March 2006 – February 2013	0%
March 2013 – February 2014	30%
March 2014 – February 2015	40%
March 2015 – February 2016	60%
March 2016 – February 2017	80%
March 2017 and after	100%

If before the Distribution Date in March 2009 the credit support to the Senior Certificates is greater than or equal to two times the original credit support percentage for the Senior Certificates, then the Subordinate Certificates would be entitled to 50% of their pro rata share of principal prepayments subject to certain loss and delinquency criteria. If on or after the Distribution Date in March 2009, the credit support for the Senior Certificates is greater than or equal to two times the original credit support percentage, then the Subordinate Certificates would be entitled to 100% of their pro rata share of principal prepayments.

Priority of Distributions for the Certificates

1.	Payment of accrued and unpaid interest, pro rata, to the holders of the Senior Certificates for each respective group.
2.

Payment of principal to the holders of the related Senior Certificates in an amount equal to the related group’s senior principal distribution amount. For the Group 1 Senior Certificates, payment of principal will be made pro rata between the Class 1A1 and Class 1A2 Certificates. For the Group 2 Senior Certificates, payment of principal will be made pro rata between the Class 2A1 and Class 2A2 Certificates. For the Group 3 Senior Certificates, payment of principal will be made pro rata between the Class 3A1 and Class 3A2 Certificates.

3.	Payment of interest and principal sequentially to the Subordinate Certificates in order of their numerical class designations, beginning with the Class M1 Certificates.

Allocation of Realized Losses

Losses on the mortgage loans realized during any calendar month will be allocated on each Distribution Date to reduce the Class Principal Balances of the Subordinate Certificates in reverse numerical order, in each case until the Class Principal Balance of each such class has been reduced to zero. If the Class Principal Balances of all of the Subordinate Certificates have been reduced to zero, further realized losses on the mortgage loans would be allocated pro rata to the Senior Certificates related to the loan group in which such realized losses occurred based on their outstanding Class Principal Balances, in each case until the Class Principal Balance of such class of certificates has been reduced to zero. However, principal losses on the underlying loans that would otherwise be allocated to the Super Senior class certificates will instead be allocated to the related Super Senior Support Class certificate until the Super Senior Support Class certificate balance is reduced to zero. Losses that would otherwise be allocated on the Class 1A1 Certificates will first be allocated to the Class 1A2 Certificate until reduced to zero. Losses that would otherwise be allocated on the Class 2A1 Certificates will first be allocated to the Class 2A2 Certificate until reduced to zero. Losses that would otherwise be allocated on the Class 3A1 Certificates will first be allocated to the Class 3A2 Certificate until reduced to zero.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	February 24, 2006

Key Terms

Issuer:	GMACM Mortgage Loan Trust 2006-AR1
Sponsor:	GMAC Mortgage Corporation
Depositor:	Residential Asset Mortgage Products, Inc.
Originators:	GMAC Mortgage Corporation
Servicer:	GMAC Mortgage Corporation
Trustee:	Wells Fargo Bank, National Association
Rating Agencies:	Moody’s and S&P on the Senior Certificates and Class M Certificates and S&P on the Class B Certificates.
Type of Issuance:	Public for all the Offered Certificates.
Servicer Advancing:

To the extent requested by the rating agencies, the servicers are obligated to advance delinquent mortgagor payments through the date of liquidation of an REO property to the extent they are deemed recoverable.

Compensating Interest:

To the extent that funds are available from the servicing fee, the Servicer will pay compensating interest equal to the aggregate of the prepayment interest shortfalls on the Mortgage Loans for the related Distribution Date resulting from certain principal prepayments on the Mortgage Loans during the related prepayment period.

Interest Accrual:	The interest accrual period for the Certificates is calculated on a 30/360 basis and is the calendar month preceding the month of each Distribution Date.
Mortgage Loan Index:

The Six Month-LIBOR will be calculated using the arithmetic mean of the London Interbank offered rate quotations for Six-Month U.S. dollar-denominated deposits as published in The Wall Street Journal. The One Year-LIBOR will be calculated using the arithmetic mean of the London Interbank offered rate quotations for One-Year U.S. dollar-denominated deposits as published in The Wall Street Journal.

Group 1 Mortgage Loans:

The Group 1 Mortgage Loans consist of 100% One-Year LIBOR Indexed 5-Year Hybrid ARMS secured by one- to four-family residential properties. Approximately 84% of the Group 1 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually following the initial 5 year fixed rate period. The mortgage interest rates will be indexed to One-Year LIBOR and will adjust to that index plus the Gross Margin. The Group 1 Mortgage Loans have a weighted average Periodic Interest Rate Cap of 5.000% for the first adjustment date and 2.000% for every adjustment date thereafter. The mortgage interest rates are subject to a weighed average lifetime maximum mortgage interest rate of 5.000% over the initial mortgage interest rate.

Group 2 Mortgage Loans:

The Group 2 Mortgage Loans consist of 77% One-Year LIBOR Indexed and 23% Six-Month LIBOR Indexed 7-Year Hybrid ARMS secured by one- to four-family residential properties. Approximately 91% of the Group 2 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually or semi-annually following the initial 7 year fixed rate period. The mortgage interest rates will be indexed to One-Year LIBOR and Six-Month LIBOR and will adjust to that index plus the Gross Margin. The Group 2 Mortgage Loans have a weighted average Periodic Interest Rate Cap of 5.000% for the first adjustment date and 1.765% for every adjustment date thereafter. The mortgage interest rates are subject to a weighed average lifetime maximum mortgage interest rate of 5.000% over the initial mortgage interest rate.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	February 24, 2006

Group 3 Mortgage Loans:

The Group 3 Mortgage Loans consist of 100% One-Year LIBOR Indexed 10-Year Hybrid ARMS secured by one- to four-family residential properties. Approximately 100% of the Group 3 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually following the initial 10 year fixed rate period. The mortgage interest rates will be indexed to One-Year LIBOR and will adjust to that index plus the Gross Margin. The Group 3 Mortgage Loans have a weighted average Periodic Interest Rate Cap of 5.000% for the first adjustment date and 2.000% for every adjustment date thereafter. The mortgage interest rates are subject to a weighed average lifetime maximum mortgage interest rate of 5.000% over the initial mortgage interest rate.

Expense Fee Rate:	The “Expense Fee Rate” is comprised of the primary servicing fee and will be equal to a per annum rate of 0.250%.
Expected Subordination:	10.90% for the Class 1A1, Class 2A1 and Class 3A1 Certificates and 5.45% for the Class 1A2, Class 2A2 and Class 3A2 Certificates.
Other Certificates:

The following Classes of “Other Certificates” (the Class B Certificates) will be issued in the indicated approximate original principal amounts, which will provide credit support to the related Offered Certificates, but are not offered hereby:

Certificate(1)                                    Approximate Certificate Balance ($)      Initial Coupon(2)

B1                                                 3,306,000                                              5.712%

B2                                                 2,034,000                                              5.712%

B3                                                 1,274,354                                              5.712%

1.      The Certificate Sizes are approximate, based on projected February 1, 2006 balances of the Mortgage Loans, and are subject to a +/- 10% variance in the aggregate.

2.      For the Class B1, B2, and B3 subordinate certificates the Pass-Through Rate will equal the weighted average of the net interest rates of the Group 1, Group 2 and Group 3 Mortgage Loans, weighted on the basis of the Group Subordinate Amount.

Clean Up Call:	10% of the Cut-off Date principal balance of the Mortgage Loans.
Tax Treatment:	It is anticipated that the Offered Certificates will be treated as REMIC regular interests for tax purposes.
ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible. Prospective investors should review with their own legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or other similar laws.

SMMEA Eligibility:	The Senior Certificates and the Class M1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.
Minimum Denomination:	$25,000 for the Senior Certificates and Class M1 Certificates and $250,000 for the Class M2 and Class M3 Certificates.
Delivery:	Senior Certificates and the Class M Certificates – DTC

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	February 24, 2006

The information set forth below, entitled "preliminary information", was derived from a preliminary pool of mortgage loans which is not representative of the collateral mortgage loans that will comprise the final mortgage loan pool. The preliminary pool of mortgage loans represents only a subset of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool. It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below. Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in the free writing prospectus, they are not expected to conform in all material respects.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.
GMACM 2006-AR1
Cut-off - February 1, 2006
Group 1 - 5yr Hybrids Group 2 - 7yr Hybrids Group 3 - 10yr Hybrids

Selection Criteria: Group 1 - 5yr Hybrids

1. Stats
2. Product Type
3. Group
4. Principal Balance
5. Current Rate
6. Original Term
7. Age
8. Original Loan-To-Value Ratio
9. Combined Loan-To-Value Ratio
10. FICO Score
11. First Payment Date
12. States
13. Top 10 Zipcodes
14. Index
15. Margin
16. Caps
17. Max Rate
18. Original Months to Roll
19. Months to Roll
20. Property Type
21. Occupancy Code
22. Purpose
23. Documentation Type
24. Interest Only
25. Interest Only
26. Mortgage Insurance
27. Servicer

1. Stats

Count: 584
Current Balance: $249,615,189
Average Current Balance: $427,423
Gross Weighted Average Coupon: 5.913%
Net Weighted Average Coupon: 5.663%
Weighted Average Expense Rate: 0.250%
Weighted Average Expense Rate - after Reset: 0.250%
Original Term: 360
Remaining Term: 358
Age: 2
Original Loan-to-Value Ratio: 73.39%
Combined Loan-to-Value Ratio: 79.61%
Margin: 2.671%
Net Margin: 2.421%
Non-Zero Initial Periodic Cap: 5.000%
Non-Zero Subsequent Periodic Cap: 2.000%
Lifetime Cap: 5.000%
Maximum Interest Rate: 10.913%
Months to Next Roll: 58
FICO Score: 727
Max Zip Code Percentage: 1.685%
Final Maturity: 2036-02-01

2. Product Type

Product Type	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
5/1 Hybrids	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

3. Group

Group	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR

Group 1 - 5yr Hybrids	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

4. Principal Balance

Principal Balance	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
$50,000.01 to $200,000.00	78	$12,115,841	4.90%	6.168	5.918	728	75	84.1	84.8	100	0	58
$200,000.01 to $350,000.00	129	35,122,025	14.1	6.09	5.84	720	75	92.6	96.3	100	0	58
$350,000.01 to $500,000.00	188	81,433,713	32.6	5.936	5.686	723	74	86.4	93.2	100	0	58
$500,000.01 to $650,000.00	122	68,524,139	27.5	5.821	5.571	730	72	80.5	95.2	100	0	58
$650,000.01 to $800,000.00	50	36,039,523	14.4	5.769	5.519	733	73	80.6	91.9	100	0	58
$800,000.01 to $950,000.00	8	6,910,335	2.8	6.055	5.805	724	72	74.8	60.6	100	0	58
$950,000.01 to $1,100,000.00	7	7,044,614	2.8	5.862	5.612	736	66	85.8	86.2	100	0	59
$1,100,000.01 to $1,250,000.00	1	1,125,000	0.5	5.875	5.625	660	75	100	100	100	0	59
$1,250,000.01 to $1,400,000.00	1	1,300,000	0.5	5.75	5.5	762	80	100	0	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

5. Current Rate

Current Rate	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
4.000% to 4.249%	1	$688,976	0.30%	4.125	3.875	743	79	0	100	100	0	59
4.250% to 4.499%	2	1,049,104	0.4	4.314	4.064	704	80	0	100	100	0	58
4.500% to 4.749%	4	2,828,166	1.1	4.571	4.321	757	76	78.7	100	100	0	58
4.750% to 4.999%	10	5,351,721	2.1	4.864	4.614	745	68	61.5	100	100	0	57
5.000% to 5.249%	24	11,613,426	4.7	5.076	4.826	736	75	89	93.5	100	0	58
5.250% to 5.499%	27	10,751,606	4.3	5.341	5.091	712	73	86.8	94.9	100	0	57
5.500% to 5.749%	70	33,869,693	13.6	5.558	5.308	733	74	83	94.6	100	0	58
5.750% to 5.999%	159	72,355,148	29	5.828	5.578	727	73	83.4	93	100	0	58
6.000% to 6.249%	92	37,830,857	15.2	6.054	5.804	722	73	81.9	91.7	100	0	58
6.250% to 6.499%	98	39,403,588	15.8	6.297	6.047	730	73	86.7	89.3	100	0	59
6.500% to 6.749%	51	19,518,087	7.8	6.547	6.297	708	72	94.1	86.1	100	0	59
6.750% to 6.999%	32	10,099,333	4	6.785	6.535	732	75	95.6	92.1	100	0	59
7.000% to 7.249%	13	4,023,632	1.6	7.008	6.758	738	79	93.9	85.7	100	0	59
7.250% to 7.499%	1	231,852	0.1	7.25	7	764	80	100	0	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

6. Original Term

Original Term	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
350	1	$551,501	0.20%	5.25	5	728	70	0	0	100	0	46
360	583	249,063,688	99.8	5.914	5.664	727	73	84.7	92.2	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

7. Age

Age	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0	34	$14,228,300	5.70%	6.011	5.761	717	70	89.7	96.9	100	0	60
1	230	101,990,477	40.9	6.028	5.778	724	74	91.3	92.3	100	0	59
2	240	98,198,293	39.3	5.885	5.635	729	73	78.8	90.2	100	0	58
3	62	27,653,733	11.1	5.631	5.381	728	77	84.9	96.5	100	0	57
4	15	7,044,887	2.8	5.552	5.302	737	71	52.3	85.9	100	0	55
6	1	176,000	0.1	5.5	5.25	785	80	100	100	100	0	54
7	1	186,000	0.1	6.25	6	722	53	100	100	100	0	53
8	1	137,500	0.1	6.125	5.875	813	55	100	100	100	0	52
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

8. Original Loan-To-Value Ratio

Original Loan-To-Value Ratio	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0.001% to 20.000%	1	$90,000	0.00%	6.75	6.5	770	18	100	100	100	0	60
20.001% to 30.000%	5	2,578,335	1	6.078	5.828	736	27	93.8	76.1	100	0	59
30.001% to 40.000%	6	2,096,225	0.8	5.779	5.529	773	39	100	85.7	100	0	58
40.001% to 50.000%	17	8,868,786	3.6	5.793	5.543	728	46	73.1	100	100	0	59
50.001% to 60.000%	37	15,021,534	6	6.055	5.805	730	55	65.7	91.5	100	0	58
60.001% to 70.000%	68	32,566,927	13	5.879	5.629	720	66	86.1	91.5	100	0	58
70.001% to 75.000%	103	46,752,625	18.7	5.912	5.662	718	74	83.8	93.2	100	0	58
75.001% to 80.000%	335	138,392,292	55.4	5.908	5.658	730	80	86.8	91.7	100	0	58
85.001% to 90.000%	9	2,630,744	1.1	6.07	5.82	717	89	71.5	95.6	100	0	58
90.001% to 95.000%	3	617,722	0.2	6.262	6.012	742	95	100	70.9	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

9. Combined Loan-To-Value Ratio

Combined Loan-To-Value Ratio	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0.001% - 50.000%	27	$12,383,373	5.00%	5.838	5.588	743	41	79.4	92.6	100	0	59
50.001% - 60.000%	34	13,399,451	5.4	6.091	5.841	728	55	61.5	90.5	100	0	58
60.001% - 70.000%	64	29,879,973	12	5.898	5.648	719	66	89.4	90.7	100	0	58
70.001% - 75.000%	69	30,079,700	12.1	5.904	5.654	717	73	84.6	94.3	100	0	58
75.001% - 80.000%	130	61,840,178	24.8	5.87	5.62	725	78	82.3	87.6	100	0	58
80.001% - 85.000%	7	3,428,023	1.4	5.568	5.318	692	78	71.2	100	100	0	58
85.001% - 90.000%	101	48,599,981	19.5	5.896	5.646	729	79	88	90.9	100	0	58
90.001% - 95.000%	52	18,887,771	7.6	5.724	5.474	722	79	79.6	93.9	100	0	58
95.001% - 100.000%	100	31,116,740	12.5	6.155	5.905	743	80	94.7	100	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

10. FICO Score

FICO Score	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
Missing	4	$1,785,964	0.70%	5.204	4.954	0	79	50.6	100	100	0	58
620 to 639	7	2,928,185	1.2	5.972	5.722	629	74	88.9	94.7	100	0	58
640 to 659	30	11,522,725	4.6	6.004	5.754	651	71	87.9	96.5	100	0	59
660 to 679	58	24,752,001	9.9	5.983	5.733	670	73	92.7	96.6	100	0	59
680 to 699	77	32,744,059	13.1	5.936	5.686	689	72	72.7	95.7	100	0	58
700 to 719	91	39,610,912	15.9	5.937	5.687	709	76	90.1	92.1	100	0	58
720 to 739	85	35,254,207	14.1	5.891	5.641	729	74	84.3	92.7	100	0	58
740 to 759	74	32,355,179	13	5.868	5.618	749	74	80.1	94.1	100	0	58
760 to 779	87	36,677,525	14.7	5.888	5.638	768	73	85.4	87.3	100	0	58
780 to 799	53	23,453,190	9.4	5.964	5.714	790	71	89.1	86.9	100	0	58
800 to 819	18	8,531,243	3.4	5.743	5.493	806	71	81.2	79.5	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

11. First Payment Date

First Payment Date	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
7/1/2005	1	$137,500	0.10%	6.125	5.875	813	55	100	100	100	0	52
8/1/2005	1	186,000	0.1	6.25	6	722	53	100	100	100	0	53
9/1/2005	1	176,000	0.1	5.5	5.25	785	80	100	100	100	0	54
11/1/2005	15	7,044,887	2.8	5.552	5.302	737	71	52.3	85.9	100	0	55
12/1/2005	62	27,653,733	11.1	5.631	5.381	728	77	84.9	96.5	100	0	57
1/1/2006	240	98,198,293	39.3	5.885	5.635	729	73	78.8	90.2	100	0	58
2/1/2006	230	101,990,477	40.9	6.028	5.778	724	74	91.3	92.3	100	0	59
3/1/2006	34	14,228,300	5.7	6.011	5.761	717	70	89.7	96.9	100	0	60
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

12. States

States	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
AL	2	$211,440	0.10%	6.25	6	741	80	100	0	100	0	58
AR	1	429,000	0.2	5.875	5.625	765	90	100	100	100	0	57
AZ	41	15,726,402	6.3	6.228	5.978	722	75	89.9	93.9	100	0	58
CA	278	133,436,267	53.5	5.888	5.638	722	72	89.6	94.7	100	0	58
CO	18	6,688,643	2.7	6.321	6.071	718	76	100	100	100	0	59
CT	9	4,571,939	1.8	5.904	5.654	753	74	75.3	89	100	0	58
DE	2	386,000	0.2	5.791	5.541	650	60	100	100	100	0	59
FL	34	11,799,963	4.7	6.094	5.844	736	73	79.7	84.3	100	0	58
GA	8	3,209,147	1.3	5.615	5.365	718	69	65.2	94.4	100	0	59
HI	7	2,969,200	1.2	6.155	5.905	740	76	100	83.2	100	0	58
IA	1	359,633	0.1	5.875	5.625	694	80	0	100	100	0	59
ID	4	1,339,276	0.5	6.349	6.099	755	56	46.1	0	100	0	58
IL	11	4,548,034	1.8	6.089	5.839	729	73	100	100	100	0	59
IN	3	1,140,834	0.5	5.969	5.719	731	78	0	100	100	0	59
KS	1	188,800	0.1	5.25	5	712	80	100	100	100	0	58
LA	1	181,200	0.1	6	5.75	731	80	100	100	100	0	58
MA	15	6,167,935	2.5	5.902	5.652	759	74	65.1	83.8	100	0	58
MD	9	3,479,076	1.4	6.086	5.836	727	73	100	100	100	0	59
ME	1	463,200	0.2	5.875	5.625	696	80	100	100	100	0	59
MI	6	2,413,466	1	5.926	5.676	728	76	17.4	100	100	0	58
MN	4	1,888,473	0.8	5.837	5.587	745	49	100	100	100	0	58
MO	3	1,077,881	0.4	5.433	5.183	723	80	37.6	83.9	100	0	58
MT	4	1,875,400	0.8	5.95	5.7	766	59	100	43.4	100	0	59
NC	2	694,711	0.3	5.9	5.65	728	78	100	60.1	100	0	58
NH	3	1,969,206	0.8	6.277	6.027	736	75	0	24.6	100	0	58
NJ	24	10,627,357	4.3	5.608	5.358	731	76	67	91.2	100	0	58
NM	1	490,904	0.2	5.75	5.5	774	80	100	100	100	0	57
NV	6	2,548,147	1	5.993	5.743	722	78	100	100	100	0	58
NY	10	4,257,037	1.7	5.57	5.32	710	75	60.1	100	100	0	59
OH	2	162,000	0.1	6.625	6.375	747	75	100	0	100	0	58
OR	8	1,881,639	0.8	6.367	6.117	740	77	91.8	93.6	100	0	58
PA	10	3,186,922	1.3	5.932	5.682	717	79	73	75.6	100	0	59
RI	2	419,500	0.2	6.041	5.791	703	65	100	100	100	0	56
SC	6	1,546,786	0.6	5.951	5.701	740	77	88.2	100	100	0	59
TN	1	293,000	0.1	6.75	6.5	780	62	100	100	100	0	59
TX	15	5,904,534	2.4	5.637	5.387	729	79	97.5	100	100	0	58
UT	2	1,308,293	0.5	5.105	4.855	721	76	57.8	0	100	0	54
VA	11	3,997,358	1.6	6.012	5.762	756	78	100	100	100	0	59
WA	16	4,974,989	2	5.466	5.216	727	78	54.2	100	100	0	58
WI	1	560,000	0.2	5.125	4.875	801	80	100	100	100	0	59
WY	1	241,600	0.1	5.625	5.375	766	80	0	100	100	0	60
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

13. Top 10 Zipcodes

Top 10 Zipcodes	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
95023	7	$4,205,200	1.70%	5.727	5.477	697	73	100	100	100	0	59
85255	5	2,815,363	1.1	6.07	5.82	733	76	75.9	100	100	0	58
94526	4	2,328,989	0.9	5.569	5.319	719	72	76.2	100	100	0	58
95076	4	2,249,051	0.9	5.752	5.502	751	73	73	80.5	100	0	57
95020	4	2,098,551	0.8	5.83	5.58	717	72	76.3	100	100	0	57
93021	3	1,769,920	0.7	5.26	5.01	797	73	100	100	100	0	58
95758	5	1,751,548	0.7	5.92	5.67	701	74	100	100	100	0	58
92253	3	1,532,250	0.6	6.324	6.074	737	78	100	38.9	100	0	59
93405	2	1,500,000	0.6	5.667	5.417	710	54	100	100	100	0	59
96146	2	1,471,920	0.6	6.373	6.123	746	76	100	0	100	0	59
Other	545	227,892,398	91.3	5.921	5.671	727	73	84	92.5	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

14. Index

Index	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
LIBOR ONE-YEAR INDEX	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

15. Margin

Margin	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
2.25%	112	$39,331,402	15.80%	5.9	5.65	730	75	79.3	95.3	100	0	58
2.75%	472	210,283,788	84.2	5.916	5.666	726	73	85.4	91.4	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

16. Caps

Caps	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
5/2/2005	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

17. Max Rate

Max Rate	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
9.000% to 9.499%	3	$1,738,080	0.70%	4.239	3.989	719	80	0	100	100	0	58
9.500% to 9.999%	14	8,179,886	3.3	4.763	4.513	749	71	67.4	100	100	0	58
10.000% to 10.499%	51	22,365,033	9	5.204	4.954	724	74	87.9	94.2	100	0	58
10.500% to 10.999%	229	106,224,841	42.6	5.742	5.492	729	73	83.3	93.5	100	0	58
11.000% to 11.499%	190	77,234,445	30.9	6.178	5.928	726	73	84.4	90.5	100	0	58
11.500% to 11.999%	83	29,617,420	11.9	6.628	6.378	716	73	94.6	88.1	100	0	59
12.000% to 12.499%	14	4,255,484	1.7	7.021	6.771	740	79	94.2	81	100	0	59
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

18. Original Months to Roll

Original Months to Roll	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
50	1	$551,501	0.20%	5.25	5	728	70	0	0	100	0	46
60	583	249,063,688	99.8	5.914	5.664	727	73	84.7	92.2	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

19. Months to Roll

Months to Roll	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
46	1	$551,501	0.20%	5.25	5	728	70	0	0	100	0	46
52	1	137,500	0.1	6.125	5.875	813	55	100	100	100	0	52
53	1	186,000	0.1	6.25	6	722	53	100	100	100	0	53
54	1	176,000	0.1	5.5	5.25	785	80	100	100	100	0	54
56	14	6,493,386	2.6	5.577	5.327	737	71	56.8	93.2	100	0	56
57	62	27,653,733	11.1	5.631	5.381	728	77	84.9	96.5	100	0	57
58	240	98,198,293	39.3	5.885	5.635	729	73	78.8	90.2	100	0	58
59	230	101,990,477	40.9	6.028	5.778	724	74	91.3	92.3	100	0	59
60	34	14,228,300	5.7	6.011	5.761	717	70	89.7	96.9	100	0	60
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

20. Property Type

Property Type	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
2-4 FAMILY-ATTACHED	1	$787,500	0.30%	5	4.75	702	75	100	100	100	0	59
2-4 FAMILY-DETACHED	5	2,881,748	1.2	5.894	5.644	732	75	100	100	100	0	58
CONDOMINIUM-ATTACHED-HIGH RISE	8	3,148,088	1.3	5.954	5.704	730	77	100	53.2	100	0	59
CONDOMINIUM-ATTACHED-LOW RISE	68	23,143,222	9.3	5.991	5.741	730	77	92.6	79.4	100	0	58
CONDOMINIUM-DETACHED-HIGH RISE	1	173,260	0.1	5.75	5.5	664	80	100	0	100	0	59
CONDOMINIUM-DETACHED-LOW RISE	8	2,886,498	1.2	5.664	5.414	728	76	51.5	100	100	0	58
PUD-ATTACHED	18	5,781,378	2.3	5.833	5.583	709	79	81.5	96.7	100	0	58
PUD-DETACHED	137	64,096,865	25.7	5.899	5.649	732	74	85.3	96.6	100	0	58
SINGLE FAMILY-ATTACHED	12	4,019,485	1.6	6.077	5.827	697	76	86.7	97.1	100	0	59
SINGLE FAMILY-DETACHED	326	142,697,144	57.2	5.915	5.665	725	72	82.7	92.3	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

21. Occupancy Code

Occupancy Code	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
INVESTMENT PROPERTY	20	$5,428,655	2.20%	6.22	5.97	744	77	95.4	0	100	0	58
PRIMARY RESIDENCE	538	229,713,299	92	5.899	5.649	725	73	85	100	100	0	58
SECOND HOME	26	14,473,236	5.8	6.016	5.766	746	71	71.5	0	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

22. Purpose

Purpose	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
Cash-Out Refinance	202	$84,651,347	33.90%	5.994	5.744	711	68	84.9	98.4	100	0	58
Construction	1	551,501	0.2	5.25	5	728	70	0	0	100	0	46
Purchase	324	135,945,337	54.5	5.869	5.619	738	77	84.1	88	100	0	58
Rate-Term Refinance	57	28,467,005	11.4	5.896	5.646	717	72	86.6	94	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

23. Documentation Type

Documentation Type	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
NO INCOME/NO ASSET	1	$182,400	0.10%	6.5	6.25	713	80	100	100	100	0	58
RELOCATION	31	14,552,053	5.8	4.939	4.689	739	75	61.5	100	100	0	58
SELECT	18	11,091,746	4.4	5.644	5.394	746	73	79.4	91.5	100	0	58
STANDARD	334	140,307,388	56.2	5.914	5.664	729	74	83.7	88.6	100	0	58
STATED INCOME	198	83,164,082	33.3	6.115	5.865	718	73	90.4	96.4	100	0	59
STREAMLINE	2	317,520	0.1	6.129	5.879	762	80	100	100	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

24. Interest Only

Interest Only	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
N	85	$38,771,326	15.50%	5.746	5.496	727	71	0	88.7	100	0	58
Y	499	210,843,863	84.5	5.944	5.694	727	74	100	92.6	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

25. Interest Only

Interest Only	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0	85	$38,771,326	15.50%	5.746	5.496	727	71	0	88.7	100	0	58
60	499	210,843,863	84.5	5.944	5.694	727	74	100	92.6	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

26. Mortgage Insurance

Mortgage Insurance	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
CurrLTV <= 80	572	$246,366,723	98.70%	5.91	5.66	727	73	84.6	92	100	0	58
CurrLTV > 80 and Insured	12	3,248,466	1.3	6.106	5.856	722	90	76.9	90.9	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

27. Servicer

Servicer	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
GMAC	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58
Total:	584	$249,615,189	100.00%	5.913	5.663	727	73	84.5	92	100	0	58

Selection Criteria: Group 2 - 7yr Hybrids

1. Stats
2. Product Type
3. Group
4. Principal Balance
5. Current Rate
6. Original Term
7. Age
8. Original Loan-To-Value Ratio
9. Combined Loan-To-Value Ratio
10. FICO Score
11. First Payment Date
12. States
13. Top 10 Zipcodes
14. Index
15. Margin
16. Caps
17. Max Rate
18. Original Months to Roll
19. Months to Roll
20. Property Type
21. Occupancy Code
22. Purpose
23. Documentation Type
24. Interest Only
25. Interest Only
26. Mortgage Insurance
27. Servicer

1. Stats

Count: 331
Current Balance: $132,782,117
Average Current Balance: $401,154
Gross Weighted Average Coupon: 5.917%
Net Weighted Average Coupon: 5.667%
Weighted Average Expense Rate: 0.250%
Weighted Average Expense Rate - after Reset: 0.250%
Original Term: 360
Remaining Term: 358
Age: 2
Original Loan-to-Value Ratio: 71.46%
Combined Loan-to-Value Ratio: 76.71%
Margin: 2.565%
Net Margin: 2.315%
Non-Zero Initial Periodic Cap: 5.000%
Non-Zero Subsequent Periodic Cap: 1.765%
Lifetime Cap: 5.000%
Maximum Interest Rate: 10.917%
Months to Next Roll: 82
FICO Score: 730
Max Zip Code Percentage: 1.489%
Final Maturity: 2036-03-01

2. Product Type

Product Type	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
7/1 Hybrids	197	$101,593,579	76.50%	5.885	5.635	732	70	87.6	94.5	100	0	82
7/6 Hybrids	134	31,188,538	23.5	6.021	5.771	726	75	100	93.5	0	100	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

3. Group

Group	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
Group 2 - 7yr Hybrids	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

4. Principal Balance

Principal Balance	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
$50,000.01 to $200,000.00	87	$12,393,521	9.30%	6.196	5.946	717	76	100	98.1	8.4	91.6	82
$200,000.01 to $350,000.00	66	18,197,629	13.7	6.011	5.761	714	74	94	93.9	51.3	48.7	82
$350,000.01 to $500,000.00	79	34,473,662	26	5.942	5.692	729	72	92.4	98.6	87.8	12.2	82
$500,000.01 to $650,000.00	61	34,900,112	26.3	5.775	5.525	738	70	87.2	92.8	88.6	11.4	82
$650,000.01 to $800,000.00	14	9,882,052	7.4	5.99	5.74	729	67	93.3	100	100	0	82
$800,000.01 to $950,000.00	14	12,393,292	9.3	5.75	5.5	733	69	85.4	85	85.6	14.4	82
$950,000.01 to $1,100,000.00	8	7,933,850	6	5.937	5.687	744	69	75.2	100	87.4	12.6	83
$1,250,000.01 to $1,400,000.00	2	2,608,000	2	5.95	5.7	769	80	100	48.6	100	0	83
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

5. Current Rate

Current Rate	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
4.500% to 4.749%	3	$2,218,649	1.70%	4.553	4.303	749	58	28.8	100	100	0	81
4.750% to 4.999%	1	864,772	0.7	4.875	4.625	746	69	100	100	100	0	80
5.000% to 5.249%	13	7,136,046	5.4	5.064	4.814	740	66	81.2	100	94.4	5.6	82
5.250% to 5.499%	24	9,060,728	6.8	5.334	5.084	728	72	89.8	89.8	63.6	36.4	82
5.500% to 5.749%	39	19,419,117	14.6	5.576	5.326	732	70	85.5	98.5	85.1	14.9	82
5.750% to 5.999%	75	31,177,590	23.5	5.824	5.574	736	70	93.1	98	74.6	25.4	82
6.000% to 6.249%	57	22,565,033	17	6.046	5.796	725	71	95.7	95.1	78.2	21.8	82
6.250% to 6.499%	65	23,257,419	17.5	6.33	6.08	723	75	87.8	89	74.1	25.9	82
6.500% to 6.749%	35	12,027,967	9.1	6.531	6.281	735	75	100	90.8	68.3	31.7	82
6.750% to 6.999%	15	3,341,297	2.5	6.781	6.531	700	76	100	72	47.8	52.2	82
7.000% to 7.249%	4	1,713,500	1.3	7.066	6.816	726	74	100	100	90	10	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

6. Original Term

Original Term	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
360	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

7. Age

Age	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0	16	$6,995,362	5.30%	6.041	5.791	728	69	92.6	96.6	100	0	84
1	82	34,916,791	26.3	5.961	5.711	731	73	89.1	93.5	78.9	21.1	83
2	192	70,543,114	53.1	5.963	5.713	733	71	93.9	93.3	67.3	32.7	82
3	32	15,644,606	11.8	5.664	5.414	725	71	75.8	98	95.3	4.7	81
4	5	2,496,583	1.9	5.48	5.23	691	72	91	100	100	0	80
7	2	1,075,261	0.8	5.541	5.291	731	71	100	100	100	0	77
8	1	410,400	0.3	5.875	5.625	661	80	100	100	100	0	76
9	1	700,000	0.5	5.625	5.375	753	80	100	100	100	0	75
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

8. Original Loan-To-Value Ratio

Original Loan-To-Value Ratio	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0.001% to 20.000%	1	$750,000	0.60%	5.875	5.625	732	19	100	100	100	0	82
20.001% to 30.000%	2	1,099,900	0.8	5.795	5.545	745	30	100	100	100	0	82
30.001% to 40.000%	4	1,223,150	0.9	5.836	5.586	733	35	100	75.5	88.5	11.5	82
40.001% to 50.000%	10	4,940,580	3.7	5.337	5.087	733	46	81.5	67	66	34	82
50.001% to 60.000%	19	8,855,235	6.7	5.839	5.589	738	55	100	100	83.5	16.5	82
60.001% to 70.000%	58	28,713,496	21.6	5.848	5.598	742	66	89	93.4	91.5	8.5	82
70.001% to 75.000%	55	26,287,399	19.8	5.95	5.7	722	74	89	100	81	19	82
75.001% to 80.000%	172	58,237,118	43.9	5.989	5.739	728	79	90.3	93.6	68.7	31.3	82
80.001% to 85.000%	2	452,400	0.3	6.418	6.168	697	83	100	100	0	100	81
85.001% to 90.000%	7	1,653,790	1.2	6.06	5.81	696	90	100	100	27.2	72.8	82
90.001% to 95.000%	1	569,050	0.4	6.375	6.125	677	95	100	100	0	100	83
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

9. Combined Loan-To-Value Ratio

Combined Loan-To-Value Ratio	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0.001% - 50.000%	15	$6,955,630	5.20%	5.645	5.395	734	39	86.9	72.2	73.8	26.2	82
50.001% - 60.000%	18	8,309,835	6.3	5.822	5.572	739	53	100	100	82.4	17.6	82
60.001% - 70.000%	48	24,931,443	18.8	5.857	5.607	744	66	91.3	92.4	92.6	7.4	82
70.001% - 75.000%	36	17,831,300	13.4	5.959	5.709	728	73	89.2	100	83.1	16.9	82
75.001% - 80.000%	62	27,836,197	21	5.876	5.626	732	77	87.2	94.5	87.6	12.4	82
80.001% - 85.000%	13	5,901,621	4.4	6.216	5.966	722	76	83.6	100	68	32	82
85.001% - 90.000%	47	19,115,822	14.4	5.891	5.641	718	79	90.7	88.5	79.9	20.1	82
90.001% - 95.000%	35	10,278,057	7.7	6.107	5.857	710	80	87.3	100	55.8	44.2	82
95.001% - 100.000%	57	11,622,213	8.8	6.03	5.78	734	79	100	100	19.8	80.2	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

10. FICO Score

FICO Score	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
620 to 639	12	$3,269,862	2.50%	6.02	5.77	629	74	100	100	62.6	37.4	81
640 to 659	6	2,239,174	1.7	6.194	5.944	648	74	81.1	100	100	0	82
660 to 679	35	13,370,049	10.1	6.044	5.794	670	76	96.2	85.9	75	25	82
680 to 699	37	13,445,729	10.1	5.95	5.7	692	74	100	100	76.8	23.2	82
700 to 719	61	20,393,338	15.4	5.963	5.713	710	74	83.2	94.7	68.8	31.2	82
720 to 739	55	22,845,742	17.2	5.857	5.607	729	66	89.8	97.4	76.1	23.9	82
740 to 759	47	21,990,322	16.6	5.834	5.584	748	71	87.6	85.5	76	24	82
760 to 779	42	16,470,149	12.4	5.831	5.581	770	71	87.6	100	77.4	22.6	82
780 to 799	24	11,223,735	8.5	5.876	5.626	787	72	89.5	98.5	91.7	8.3	82
800 to 819	12	7,534,019	5.7	6.048	5.798	807	67	100	91.4	76.7	23.3	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

11. First Payment Date

First Payment Date	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
6/1/2005	1	$700,000	0.50%	5.625	5.375	753	80	100	100	100	0	75
7/1/2005	1	410,400	0.3	5.875	5.625	661	80	100	100	100	0	76
8/1/2005	2	1,075,261	0.8	5.541	5.291	731	71	100	100	100	0	77
11/1/2005	5	2,496,583	1.9	5.48	5.23	691	72	91	100	100	0	80
12/1/2005	32	15,644,606	11.8	5.664	5.414	725	71	75.8	98	95.3	4.7	81
1/1/2006	192	70,543,114	53.1	5.963	5.713	733	71	93.9	93.3	67.3	32.7	82
2/1/2006	82	34,916,791	26.3	5.961	5.711	731	73	89.1	93.5	78.9	21.1	83
3/1/2006	15	6,925,362	5.2	6.039	5.789	728	70	92.5	97.6	100	0	84
4/1/2006	1	70,000	0.1	6.25	6	710	41	100	0	100	0	85
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

12. States

States	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
AK	1	$116,000	0.10%	5.875	5.625	689	67	100	100	0	100	82
AL	2	449,968	0.3	6.466	6.216	732	80	100	100	0	100	82
AZ	16	7,596,086	5.7	6.042	5.792	730	74	92.7	95.9	89.2	10.8	83
CA	89	47,360,295	35.7	5.901	5.651	728	69	89.9	95.6	95.5	4.5	82
CO	13	5,600,877	4.2	5.806	5.556	714	72	83.3	97	96.7	3.3	82
CT	4	1,097,700	0.8	5.715	5.465	699	75	100	100	59.2	40.8	83
DC	1	549,465	0.4	6.125	5.875	782	70	0	100	100	0	83
DE	2	1,477,682	1.1	6.375	6.125	750	79	100	9.3	90.7	9.3	83
FL	9	3,336,719	2.5	5.97	5.72	767	73	100	100	52.4	47.6	81
GA	10	3,745,886	2.8	5.706	5.456	735	78	100	98.1	62	38	81
HI	2	534,142	0.4	5.464	5.214	736	55	100	100	71.4	28.6	83
IA	1	163,200	0.1	5.625	5.375	724	80	100	100	0	100	82
IL	8	4,341,070	3.3	5.843	5.593	759	69	87.6	100	94.3	5.7	82
IN	2	265,100	0.2	5.52	5.27	705	76	100	100	0	100	82
KS	1	675,350	0.5	6.375	6.125	711	65	100	100	100	0	83
MA	4	2,247,778	1.7	5.459	5.209	763	66	100	100	78.5	21.5	81
MD	10	3,467,300	2.6	5.75	5.5	738	70	100	93.7	29.4	70.6	82
ME	1	365,000	0.3	5.75	5.5	679	80	100	100	100	0	82
MI	47	10,248,281	7.7	6.205	5.955	737	72	100	94.3	16.8	83.2	82
MO	2	220,625	0.2	6.236	5.986	720	86	100	100	0	100	83
MT	2	954,000	0.7	5.875	5.625	719	32	100	100	78.6	21.4	82
NC	7	1,942,925	1.5	5.929	5.679	721	74	100	100	66.6	33.4	81
NE	1	260,000	0.2	6.5	6.25	720	75	100	100	0	100	82
NH	1	247,900	0.2	6.625	6.375	713	80	100	100	0	100	82
NJ	17	7,389,948	5.6	5.971	5.721	733	71	100	87.5	71	29	82
NM	2	506,400	0.4	6.105	5.855	739	80	100	100	0	100	82
NV	1	296,000	0.2	6	5.75	701	77	100	100	0	100	83
NY	13	4,182,457	3.1	5.8	5.55	719	77	61.1	100	65.2	34.8	83
OH	5	1,255,013	0.9	5.681	5.431	735	78	58.7	100	41.3	58.7	81
OR	8	3,331,920	2.5	5.536	5.286	733	70	100	100	88.4	11.6	82
PA	3	521,911	0.4	5.964	5.714	697	72	57.1	100	42.9	57.1	81
SC	3	1,036,000	0.8	5.622	5.372	700	77	100	71.8	57.9	42.1	82
SD	1	124,000	0.1	5.5	5.25	683	80	100	100	0	100	82
TN	3	1,368,547	1	5.784	5.534	744	78	100	100	63.8	36.2	80
TX	10	5,451,367	4.1	6.009	5.759	718	68	72.4	71.1	93.8	6.2	82
VA	21	8,274,275	6.2	6.027	5.777	729	76	88.3	100	76.4	23.6	82
VT	1	134,812	0.1	5.875	5.625	634	75	100	100	0	100	82
WA	3	761,714	0.6	5.418	5.168	689	80	45.1	100	54.9	45.1	81
WI	1	135,200	0.1	6.25	6	717	80	100	100	100	0	82
WV	1	155,997	0.1	6.75	6.5	774	80	100	100	0	100	82
WY	2	593,207	0.4	5.532	5.282	725	74	100	100	62.9	37.1	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

13. Top 10 Zipcodes

Top 10 Zipcodes	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
94306	3	$1,977,400	1.50%	5.93	5.68	705	70	100	100	100	0	83
94132	2	1,650,000	1.2	6.402	6.152	805	71	100	60.6	100	0	82
75034	2	1,478,201	1.1	5.774	5.524	719	60	40.6	100	100	0	82
81620	2	1,452,319	1.1	5.206	4.956	719	77	35.7	100	100	0	81
95066	2	1,437,000	1.1	5.478	5.228	738	71	100	100	100	0	83
19958	1	1,340,000	1	6.375	6.125	758	80	100	0	100	0	83
30097	1	1,268,000	1	5.5	5.25	780	79	100	100	100	0	82
95747	2	1,206,500	0.9	6	5.75	703	73	100	100	100	0	83
20148	2	1,144,000	0.9	5.262	5.012	737	73	100	100	100	0	82
92253	2	1,130,345	0.9	6.445	6.195	726	79	100	0	100	0	82
Other	312	118,698,352	89.4	5.925	5.675	729	71	90.9	96.3	73.7	26.3	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

14. Index

Index	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
LIBOR ONE-YEAR INDEX	197	$101,593,579	76.50%	5.885	5.635	732	70	87.6	94.5	100	0	82
LIBOR SIX-MONTH INDEX	134	31,188,538	23.5	6.021	5.771	726	75	100	93.5	0	100	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

15. Margin

Margin	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
2.25%	171	$49,226,869	37.10%	5.995	5.745	729	74	97.5	94.6	36.6	63.4	82
2.75%	160	83,555,249	62.9	5.871	5.621	731	70	86.4	94.1	100	0	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

16. Caps

Caps	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
5/1/2005	134	$31,188,538	23.50%	6.021	5.771	726	75	100	93.5	0	100	82
5/2/2005	197	101,593,579	76.5	5.885	5.635	732	70	87.6	94.5	100	0	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

17. Max Rate

Max Rate	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
9.500% to 9.999%	4	$3,083,421	2.30%	4.643	4.393	748	61	48.8	100	100	0	81
10.000% to 10.499%	37	16,196,773	12.2	5.215	4.965	734	69	86	94.3	77.2	22.8	82
10.500% to 10.999%	114	50,596,707	38.1	5.729	5.479	735	70	90.2	98.2	78.6	21.4	82
11.000% to 11.499%	122	45,822,451	34.5	6.19	5.94	724	73	91.7	92	76.1	23.9	82
11.500% to 11.999%	50	15,369,265	11.6	6.585	6.335	728	75	100	86.7	63.9	36.1	82
12.000% to 12.499%	4	1,713,500	1.3	7.066	6.816	726	74	100	100	90	10	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

18. Original Months to Roll

Original Months to Roll	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
84	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

19. Months to Roll

Months to Roll	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
75	1	$700,000	0.50%	5.625	5.375	753	80	100	100	100	0	75
76	1	410,400	0.3	5.875	5.625	661	80	100	100	100	0	76
77	2	1,075,261	0.8	5.541	5.291	731	71	100	100	100	0	77
80	5	2,496,583	1.9	5.48	5.23	691	72	91	100	100	0	80
81	32	15,644,606	11.8	5.664	5.414	725	71	75.8	98	95.3	4.7	81
82	192	70,543,114	53.1	5.963	5.713	733	71	93.9	93.3	67.3	32.7	82
83	82	34,916,791	26.3	5.961	5.711	731	73	89.1	93.5	78.9	21.1	83
84	15	6,925,362	5.2	6.039	5.789	728	70	92.5	97.6	100	0	84
85	1	70,000	0.1	6.25	6	710	41	100	0	100	0	85
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

20. Property Type

Property Type	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
2-4 FAMILY-ATTACHED	1	$299,900	0.20%	6	5.75	743	38	100	0	100	0	82
2-4 FAMILY-DETACHED	2	709,524	0.5	5.702	5.452	721	75	100	100	43.6	56.4	83
CONDOMINIUM-ATTACHED-LOW RISE	20	6,908,175	5.2	6.118	5.868	726	75	100	83.6	77.8	22.2	81
CONDOMINIUM-DETACHED-LOW RISE	2	921,634	0.7	5.467	5.217	730	72	100	100	100	0	81
CO-OP-ATTACHED	1	237,500	0.2	5.75	5.5	727	72	100	100	100	0	82
PUD-ATTACHED	8	2,459,625	1.9	6.161	5.911	731	75	86.8	97.2	85.4	14.6	83
PUD-DETACHED	77	36,059,001	27.2	5.868	5.618	735	74	91.3	95.5	83.6	16.4	82
SINGLE FAMILY-ATTACHED	3	1,517,465	1.1	5.926	5.676	762	68	63.8	100	100	0	82
SINGLE FAMILY-DETACHED	217	83,669,292	63	5.921	5.671	728	70	89.7	94.7	72.5	27.5	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

21. Occupancy Code

Occupancy Code	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
INVESTMENT PROPERTY	6	$1,990,412	1.50%	6.333	6.083	745	64	100	0	100	0	82
PRIMARY RESIDENCE	317	125,224,360	94.3	5.902	5.652	731	72	89.9	100	76.7	23.3	82
SECOND HOME	8	5,567,345	4.2	6.094	5.844	719	69	100	0	63.8	36.2	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

22. Purpose

Purpose	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
Cash-Out Refinance	104	$45,282,548	34.10%	5.915	5.665	732	67	90.7	97.4	78.1	21.9	82
Purchase	123	55,556,198	41.8	5.952	5.702	734	75	86.6	90.2	86.6	13.4	82
Rate-Term Refinance	104	31,943,371	24.1	5.856	5.606	721	72	97	97.1	56.8	43.2	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

23. Documentation Type

Documentation Type	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
RELOCATION	3	$1,908,000	1.40%	5.134	4.884	765	74	45.3	100	100	0	81
SELECT	1	659,294	0.5	5.625	5.375	708	80	0	100	100	0	83
STANDARD	277	106,260,718	80	5.893	5.643	733	71	92.9	92.9	71.2	28.8	82
STATED INCOME	49	23,364,639	17.6	6.103	5.853	715	71	85.7	100	97.6	2.4	82
STREAMLINE	1	589,466	0.4	5.75	5.5	784	72	100	100	100	0	81
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

24. Interest Only

Interest Only	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
N	23	$12,612,924	9.50%	5.641	5.391	735	73	0	100	100	0	82
Y	308	120,169,194	90.5	5.946	5.696	730	71	100	93.7	74	26	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

25. Interest Only

Interest Only	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0	23	$12,612,924	9.50%	5.641	5.391	735	73	0	100	100	0	82
84	174	88,980,655	67	5.919	5.669	731	70	100	93.8	100	0	82
120	134	31,188,538	23.5	6.021	5.771	726	75	100	93.5	0	100	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

26. Mortgage Insurance

Mortgage Insurance	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
CurrLTV <= 80	321	$130,106,877	98.00%	5.911	5.661	731	71	90.3	94.2	77.7	22.3	82
CurrLTV > 80 and Insured	10	2,675,240	2	6.187	5.937	692	90	100	100	16.8	83.2	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

27. Servicer

Servicer	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
GMAC	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82
Total:	331	$132,782,117	100.00%	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82

Selection Criteria: Group 3 - 10yr Hybrids

1. Stats
2. Product Type
3. Group
4. Principal Balance
5. Current Rate
6. Original Term
7. Age
8. Original Loan-To-Value Ratio
9. Combined Loan-To-Value Ratio
10. FICO Score
11. First Payment Date
12. States
13. Top 10 Zipcodes
14. Index
15. Margin
16. Caps
17. Max Rate
18. Original Months to Roll
19. Months to Roll
20. Property Type
21. Occupancy Code
22. Purpose
23. Documentation Type
24. Interest Only
25. Interest Only
26. Mortgage Insurance
27. Servicer

1. Stats

Count: 226
Current Balance: $126,267,148
Average Current Balance: $558,704
Gross Weighted Average Coupon: 6.106%
Net Weighted Average Coupon: 5.856%
Weighted Average Expense Rate: 0.250%
Weighted Average Expense Rate - after Reset: 0.250%
Original Term: 360
Remaining Term: 358
Age: 2
Original Loan-to-Value Ratio: 70.26%
Combined Loan-to-Value Ratio: 74.66%
Margin: 2.662%
Net Margin: 2.412%
Non-Zero Initial Periodic Cap: 5.000%
Non-Zero Subsequent Periodic Cap: 2.000%
Lifetime Cap: 5.000%
Maximum Interest Rate: 11.106%
Months to Next Roll: 118
FICO Score: 739
Max Zip Code Percentage: 1.380%
Final Maturity: 2036-02-01

2. Product Type

Product Type	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
10/1 Hybrids	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

3. Group

Group	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
Group 3 – 10yr Hybrids	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

4. Principal Balance

Principal Balance	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
$50,000.01 to $200,000.00	7	$923,920	0.70%	6.35	6.1	741	65	100	77.7	100	0	118
$200,000.01 to $350,000.00	21	5,641,497	4.5	6.117	5.867	734	70	100	95.2	100	0	118
$350,000.01 to $500,000.00	73	32,134,894	25.4	6.117	5.867	733	70	100	96	100	0	118
$500,000.01 to $650,000.00	74	42,300,478	33.5	6.058	5.808	737	72	100	94.8	100	0	118
$650,000.01 to $800,000.00	26	18,856,739	14.9	6.055	5.805	743	68	100	87.7	100	0	119
$800,000.01 to $950,000.00	8	6,883,315	5.5	6.229	5.979	761	71	100	100	100	0	118
$950,000.01 to $1,100,000.00	10	10,103,924	8	6.22	5.97	740	68	100	90.5	100	0	119
$1,100,000.01 to $1,250,000.00	2	2,268,401	1.8	6.13	5.88	760	71	100	100	100	0	119
$1,250,000.01 to $1,400,000.00	1	1,280,000	1	6.75	6.5	778	80	100	100	100	0	119
$1,400,000.01 to $1,550,000.00	4	5,873,979	4.7	6.005	5.755	724	67	100	74.5	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

5. Current Rate

Current Rate	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
5.250% to 5.499%	8	$4,718,704	3.70%	5.348	5.098	737	63	100	100	100	0	118
5.500% to 5.749%	10	6,274,722	5	5.592	5.342	756	69	100	87.7	100	0	117
5.750% to 5.999%	56	31,615,735	25	5.839	5.589	739	71	100	96	100	0	118
6.000% to 6.249%	54	29,488,723	23.4	6.049	5.799	741	68	100	92.7	100	0	118
6.250% to 6.499%	69	37,415,347	29.6	6.311	6.061	731	71	100	92	100	0	119
6.500% to 6.749%	17	9,335,607	7.4	6.531	6.281	746	75	100	100	100	0	119
6.750% to 6.999%	11	6,568,311	5.2	6.771	6.521	746	73	100	76.3	100	0	119
7.000% to 7.249%	1	850,000	0.7	7.125	6.875	723	74	100	100	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

6. Original Term

Original Term	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
360	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

7. Age

Age	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0	12	$6,120,612	4.80%	6.149	5.899	740	65	100	91.3	100	0	120
1	79	48,737,294	38.6	6.218	5.968	739	71	100	95	100	0	119
2	108	56,672,452	44.9	6.083	5.833	736	71	100	91.7	100	0	118
3	17	10,327,187	8.2	5.821	5.571	745	69	100	89	100	0	117
4	7	2,773,648	2.2	5.759	5.509	743	65	100	100	100	0	116
5	1	478,446	0.4	5.875	5.625	674	76	100	100	100	0	115
7	2	1,157,509	0.9	5.701	5.451	789	50	100	100	100	0	113
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

8. Original Loan-To-Value Ratio

Original Loan-To-Value Ratio	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0.001% to 20.000%	1	$700,000	0.60%	6	5.75	775	20	100	100	100	0	119
20.001% to 30.000%	2	802,000	0.6	5.689	5.439	767	28	100	100	100	0	118
30.001% to 40.000%	8	2,811,000	2.2	5.918	5.668	730	36	100	96.1	100	0	118
40.001% to 50.000%	11	6,466,713	5.1	5.869	5.619	723	47	100	92.1	100	0	118
50.001% to 60.000%	19	10,806,255	8.6	6.112	5.862	722	56	100	70.3	100	0	118
60.001% to 70.000%	46	26,621,434	21.1	6.064	5.814	745	66	100	97.2	100	0	118
70.001% to 75.000%	47	28,948,555	22.9	6.26	6.01	746	74	100	100	100	0	118
75.001% to 80.000%	90	47,960,091	38	6.075	5.825	736	80	100	92	100	0	118
85.001% to 90.000%	2	1,151,099	0.9	6.546	6.296	749	90	100	68.4	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

9. Combined Loan-To-Value Ratio

Combined Loan-To-Value Ratio	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0.001% - 50.000%	22	$10,779,713	8.50%	5.877	5.627	732	41	100	94.3	100	0	118
50.001% - 60.000%	17	9,531,255	7.5	6.108	5.858	718	56	100	74.2	100	0	118
60.001% - 70.000%	35	18,983,495	15	6.057	5.807	739	65	100	94.6	100	0	118
70.001% - 75.000%	31	18,146,102	14.4	6.18	5.93	746	72	100	100	100	0	118
75.001% - 80.000%	52	31,229,475	24.7	6.046	5.796	739	78	100	88	100	0	118
80.001% - 85.000%	9	6,731,261	5.3	6.371	6.121	772	72	100	100	100	0	119
85.001% - 90.000%	40	22,487,660	17.8	6.2	5.95	742	78	100	95.9	100	0	118
90.001% - 95.000%	12	6,206,626	4.9	6.108	5.858	707	80	100	100	100	0	118
95.001% - 100.000%	8	2,171,561	1.7	6.076	5.826	736	80	100	100	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

10. FICO Score

FICO Score	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
Missing	1	$500,000	0.40%	5.25	5	0	49	100	100	100	0	116
620 to 639	1	525,000	0.4	6.125	5.875	622	60	100	100	100	0	118
640 to 659	4	1,044,250	0.8	6.347	6.097	645	63	100	100	100	0	118
660 to 679	9	4,524,006	3.6	5.944	5.694	671	66	100	100	100	0	118
680 to 699	35	22,552,677	17.9	6.12	5.87	688	69	100	91.1	100	0	118
700 to 719	38	18,789,728	14.9	6.238	5.988	709	74	100	94.9	100	0	118
720 to 739	27	14,114,079	11.2	6.043	5.793	727	69	100	97.4	100	0	119
740 to 759	24	14,184,042	11.2	6.058	5.808	750	70	100	87.6	100	0	118
760 to 779	39	23,131,463	18.3	6.109	5.859	771	70	100	96.3	100	0	118
780 to 799	38	22,569,760	17.9	6.069	5.819	789	72	100	92.2	100	0	118
800 to 819	10	4,332,142	3.4	6.196	5.946	809	66	100	75.9	100	0	119
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

11. First Payment Date

First Payment Date	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
8/1/2005	2	$1,157,509	0.90%	5.701	5.451	789	50	100	100	100	0	113
10/1/2005	1	478,446	0.4	5.875	5.625	674	76	100	100	100	0	115
11/1/2005	7	2,773,648	2.2	5.759	5.509	743	65	100	100	100	0	116
12/1/2005	17	10,327,187	8.2	5.821	5.571	745	69	100	89	100	0	117
1/1/2006	108	56,672,452	44.9	6.083	5.833	736	71	100	91.7	100	0	118
2/1/2006	79	48,737,294	38.6	6.218	5.968	739	71	100	95	100	0	119
3/1/2006	12	6,120,612	4.8	6.149	5.899	740	65	100	91.3	100	0	120
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

12. States

States	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
AL	1	$553,500	0.40%	6.25	6	776	75	100	100	100	0	118
AZ	17	7,765,983	6.2	6.287	6.037	742	69	100	96.5	100	0	118
CA	109	62,238,824	49.3	6.1	5.85	737	70	100	95.5	100	0	118
CO	6	3,806,842	3	6.07	5.82	721	66	100	45.4	100	0	118
CT	3	1,592,900	1.3	5.962	5.712	680	64	100	100	100	0	119
DC	1	1,000,000	0.8	5.375	5.125	688	48	100	100	100	0	119
DE	1	849,231	0.7	6.125	5.875	750	71	100	100	100	0	117
FL	10	5,508,551	4.4	6.44	6.19	726	65	100	82.6	100	0	118
GA	4	1,671,777	1.3	5.73	5.48	762	74	100	93.4	100	0	118
HI	1	800,000	0.6	5.75	5.5	785	80	100	0	100	0	118
ID	1	772,800	0.6	5.5	5.25	747	80	100	0	100	0	117
IL	8	4,499,825	3.6	6.102	5.852	747	66	100	100	100	0	118
KS	1	430,800	0.3	5.75	5.5	725	80	100	100	100	0	118
MA	7	3,171,200	2.5	6.18	5.93	739	74	100	100	100	0	118
MD	6	3,523,650	2.8	6.14	5.89	765	68	100	100	100	0	118
ME	1	881,250	0.7	6.75	6.5	790	75	100	100	100	0	119
MI	2	926,446	0.7	5.996	5.746	690	78	100	100	100	0	117
MN	1	368,000	0.3	6.75	6.5	702	80	100	100	100	0	118
MT	1	530,612	0.4	6.25	6	746	80	100	0	100	0	120
NC	6	2,312,519	1.8	6.047	5.797	736	79	100	80.1	100	0	118
NE	1	485,000	0.4	6.125	5.875	763	71	100	100	100	0	118
NJ	7	4,951,900	3.9	6.206	5.956	750	76	100	100	100	0	119
NV	1	248,800	0.2	5.875	5.625	741	80	100	100	100	0	118
NY	5	3,417,402	2.7	5.987	5.737	734	71	100	100	100	0	118
OR	2	1,201,750	1	6.292	6.042	748	70	100	100	100	0	118
PA	2	975,000	0.8	5.99	5.74	745	63	100	100	100	0	119
RI	1	636,500	0.5	6.375	6.125	710	70	100	100	100	0	119
SC	1	645,200	0.5	5.5	5.25	784	80	100	100	100	0	118
TN	1	435,780	0.3	5.875	5.625	687	80	100	100	100	0	118
TX	3	1,837,000	1.5	6.054	5.804	694	76	100	100	100	0	118
UT	1	500,000	0.4	6.125	5.875	802	71	100	100	100	0	119
VA	12	5,737,610	4.5	6.042	5.792	768	65	100	100	100	0	118
WA	2	1,990,494	1.6	5.736	5.486	714	80	100	100	100	0	119
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

13. Top 10 Zipcodes

Top 10 Zipcodes	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
95037	2	$1,742,000	1.40%	6.187	5.937	756	74	100	100	100	0	119
92270	2	1,506,411	1.2	6.581	6.331	731	64	100	66.2	100	0	118
81620	1	1,500,000	1.2	6	5.75	683	51	100	0	100	0	118
7458	1	1,500,000	1.2	6.5	6.25	771	71	100	100	100	0	119
98685	1	1,439,114	1.1	5.875	5.625	689	80	100	100	100	0	119
11231	1	1,434,865	1.1	5.625	5.375	751	68	100	100	100	0	117
85021	1	1,280,000	1	6.75	6.5	778	80	100	100	100	0	119
30004	2	1,261,000	1	5.661	5.411	769	75	100	100	100	0	118
92694	2	1,214,640	1	6.059	5.809	737	61	100	100	100	0	118
97045	2	1,201,750	1	6.292	6.042	748	70	100	100	100	0	118
Other	211	112,187,367	88.8	6.099	5.849	738	70	100	94	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

14. Index

Index	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
LIBOR ONE-YEAR INDEX	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

15. Margin

Margin	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
2.25%	42	$22,099,161	17.50%	6.134	5.884	737	73	100	90.9	100	0	118
2.75%	184	104,167,986	82.5	6.1	5.85	739	70	100	93.5	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

16. Caps

Caps	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
5/2/2005	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

17. Max Rate

Max Rate	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
10.000% to 10.499%	8	$4,718,704	3.70%	5.348	5.098	737	63	100	100	100	0	118
10.500% to 10.999%	66	37,890,456	30	5.798	5.548	742	71	100	94.6	100	0	118
11.000% to 11.499%	123	66,904,069	53	6.195	5.945	735	70	100	92.3	100	0	118
11.500% to 11.999%	28	15,903,918	12.6	6.63	6.38	746	75	100	90.2	100	0	119
12.000% to 12.499%	1	850,000	0.7	7.125	6.875	723	74	100	100	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

18. Original Months to Roll

Original Months to Roll	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
120	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

19. Months to Roll

Months to Roll	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
113	2	$1,157,509	0.90%	5.701	5.451	789	50	100	100	100	0	113
115	1	478,446	0.4	5.875	5.625	674	76	100	100	100	0	115
116	7	2,773,648	2.2	5.759	5.509	743	65	100	100	100	0	116
117	17	10,327,187	8.2	5.821	5.571	745	69	100	89	100	0	117
118	108	56,672,452	44.9	6.083	5.833	736	71	100	91.7	100	0	118
119	79	48,737,294	38.6	6.218	5.968	739	71	100	95	100	0	119
120	12	6,120,612	4.8	6.149	5.899	740	65	100	91.3	100	0	120
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

20. Property Type

Property Type	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
2-4 FAMILY-DETACHED	1	$439,200	0.30%	6.25	6	661	80	100	100	100	0	118
CONDOMINIUM-ATTACHED-LOW RISE	9	5,714,881	4.5	6.241	5.991	737	63	100	56.9	100	0	118
CONDOMINIUM-DETACHED-HIGH RISE	1	500,000	0.4	6	5.75	688	51	100	100	100	0	118
CONDOMINIUM-DETACHED-LOW RISE	1	464,100	0.4	5.875	5.625	817	65	100	0	100	0	119
PUD-ATTACHED	3	1,420,500	1.1	6.137	5.887	728	69	100	100	100	0	117
PUD-DETACHED	69	38,687,609	30.6	6.06	5.81	732	72	100	95.9	100	0	118
SINGLE FAMILY-ATTACHED	2	2,011,865	1.6	5.733	5.483	760	68	100	100	100	0	118
SINGLE FAMILY-DETACHED	140	77,028,992	61	6.129	5.879	742	70	100	94.5	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

21. Occupancy Code

Occupancy Code	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
INVESTMENT PROPERTY	6	$1,967,011	1.60%	6.461	6.211	726	77	100	0	100	0	118
PRIMARY RESIDENCE	211	117,505,160	93.1	6.101	5.851	738	71	100	100	100	0	118
SECOND HOME	9	6,794,976	5.4	6.09	5.84	751	64	100	0	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

22. Purpose

Purpose	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
Cash-Out Refinance	100	$49,085,218	38.90%	6.147	5.897	733	66	100	99.4	100	0	118
Purchase	89	54,192,735	42.9	6.101	5.851	745	75	100	88.3	100	0	118
Rate-Term Refinance	37	22,989,195	18.2	6.028	5.778	735	69	100	90.7	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

23. Documentation Type

Documentation Type	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
RELOCATION	7	$4,425,080	3.50%	5.714	5.464	757	76	100	100	100	0	118
SELECT	7	4,290,713	3.4	6.035	5.785	742	68	100	82.5	100	0	119
STANDARD	144	82,275,578	65.2	6.051	5.801	735	70	100	92.6	100	0	118
STATED INCOME	68	35,275,777	27.9	6.291	6.041	745	69	100	94.5	100	0	119
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

24. Interest Only

Interest Only	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
Y	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

25. Interest Only

Interest Only	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
120	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

26. Mortgage Insurance

Mortgage Insurance	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
CurrLTV <= 80	224	$125,116,048	99.10%	6.102	5.852	739	70	100	93.3	100	0	118
CurrLTV > 80 and Insured	2	1,151,099	0.9	6.546	6.296	749	90	100	68.4	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

27. Servicer

Servicer	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
GMAC	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118
Total:	226	$126,267,148	100.00%	6.106	5.856	739	70	100	93.1	100	0	118

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.
GMACM 2006-AR1
Cut-off - February 1, 2006
All records

Selection Criteria: All records

1. Stats
2. Product Type
3. Group
4. Principal Balance
5. Current Rate
6. Original Term
7. Age
8. Original Loan-To-Value Ratio
9. Combined Loan-To-Value Ratio
10. FICO Score
11. First Payment Date
12. States
13. Top 10 Zipcodes
14. Index
Margin#RANGE!Margin">15. Margin
16. Caps
17. Max Rate
18. Original Months to Roll
19. Months to Roll
20. Property Type
21. Occupancy Code
22. Purpose
23. Documentation Type
24. Interest Only
25. Interest Only
26. Mortgage Insurance
27. Servicer

1. Stats

Count: 1,141
Current Balance: $508,664,454
Average Current Balance: $445,806
Gross Weighted Average Coupon: 5.962%
Net Weighted Average Coupon: 5.712%
Weighted Average Expense Rate: 0.250%
Weighted Average Expense Rate - after Reset: 0.250%
Original Term: 360
Remaining Term: 358
Age: 2
Original Loan-to-Value Ratio: 72.11%
Combined Loan-to-Value Ratio: 77.62%
Margin: 2.641%
Net Margin: 2.391%
Non-Zero Initial Periodic Cap: 5.000%
Non-Zero Subsequent Periodic Cap: 1.939%
Lifetime Cap: 5.000%
Maximum Interest Rate: 10.962%
Months to Next Roll: 79
FICO Score: 731
Max Zip Code Percentage: 1.102%
Final Maturity: 2036-03-01

2. Product Type

Product Type	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
10/1 Hybrids	226	$126,267,148	24.80%	6.106	5.856	739	70	100	93.1	100	0	118
5/1 Hybrids	584	249,615,189	49.1	5.913	5.663	727	73	84.5	92	100	0	58
7/1 Hybrids	197	101,593,579	20	5.885	5.635	732	70	87.6	94.5	100	0	82
7/6 Hybrids	134	31,188,538	6.1	6.021	5.771	726	75	100	93.5	0	100	82
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

3. Group

Group	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
Group 1 - 5yr Hybrids	584	$249,615,189	49.10%	5.913	5.663	727	73	84.5	92	100	0	58
Group 2 - 7yr Hybrids	331	132,782,117	26.1	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82
Group 3 - 10yr Hybrids	226	126,267,148	24.8	6.106	5.856	739	70	100	93.1	100	0	118
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

4. Principal Balance

Principal Balance	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
$50,000.01 to $200,000.00	172	$25,433,282	5.00%	6.188	5.938	723	75	92.4	91	55.4	44.6	72
$200,000.01 to $350,000.00	216	58,961,150	11.6	6.068	5.818	720	74	93.7	95.4	85	15	71
$350,000.01 to $500,000.00	340	148,042,268	29.1	5.977	5.727	726	73	90.7	95	97.2	2.8	77
$500,000.01 to $650,000.00	257	145,724,729	28.6	5.879	5.629	734	72	87.8	94.5	97.3	2.7	81
$650,000.01 to $800,000.00	90	64,778,314	12.7	5.886	5.636	736	71	88.2	91.9	100	0	79
$800,000.01 to $950,000.00	30	26,186,941	5.1	5.956	5.706	738	70	86.4	82.5	93.2	6.8	85
$950,000.01 to $1,100,000.00	25	25,082,388	4.9	6.03	5.78	740	68	88.2	92.3	96	4	90
$1,100,000.01 to $1,250,000.00	3	3,393,401	0.7	6.045	5.795	727	72	100	100	100	0	99
$1,250,000.01 to $1,400,000.00	4	5,188,000	1	6.097	5.847	769	80	100	49.1	100	0	85
$1,400,000.01 to $1,550,000.00	4	5,873,979	1.2	6.005	5.755	724	67	100	74.5	100	0	118
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

5. Current Rate

Current Rate	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
4.000% to 4.249%	1	$688,976	0.10%	4.125	3.875	743	79	0	100	100	0	59
4.250% to 4.499%	2	1,049,104	0.2	4.314	4.064	704	80	0	100	100	0	58
4.500% to 4.749%	7	5,046,815	1	4.563	4.313	754	68	56.8	100	100	0	68
4.750% to 4.999%	11	6,216,493	1.2	4.866	4.616	745	69	66.8	100	100	0	61
5.000% to 5.249%	37	18,749,472	3.7	5.072	4.822	738	72	86	96	97.9	2.1	67
5.250% to 5.499%	59	24,531,038	4.8	5.34	5.09	723	70	90.5	94	86.6	13.4	78
5.500% to 5.749%	119	59,563,531	11.7	5.567	5.317	735	72	85.6	95.1	95.2	4.8	72
5.750% to 5.999%	290	135,148,472	26.6	5.83	5.58	732	72	89.5	94.8	94.1	5.9	78
6.000% to 6.249%	203	89,884,613	17.7	6.051	5.801	729	71	91.3	92.9	94.5	5.5	84
6.250% to 6.499%	232	100,076,353	19.7	6.31	6.06	729	73	91.9	90.2	94	6	87
6.500% to 6.749%	103	40,881,661	8	6.539	6.289	725	74	97.2	90.7	90.7	9.3	79
6.750% to 6.999%	58	20,008,941	3.9	6.78	6.53	731	75	97.8	83.5	91.3	8.7	82
7.000% to 7.249%	18	6,587,132	1.3	7.038	6.788	733	77	96.2	91.3	97.4	2.6	72
7.250% to 7.499%	1	231,852	0	7.25	7	764	80	100	0	100	0	58
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

6. Original Term

Original Term	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
350	1	$551,501	0.10%	5.25	5	728	70	0	0	100	0	46
360	1,140	508,112,953	99.9	5.963	5.713	731	72	90	93	93.9	6.1	79
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

7. Age

Age	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0	62	$27,344,274	5.40%	6.05	5.8	725	69	92.7	95.6	100	0	80
1	391	185,644,562	36.5	6.065	5.815	729	73	93.1	93.3	96	4	79
2	540	225,413,859	44.3	5.959	5.709	732	72	88.9	91.5	89.8	10.2	81
3	111	53,625,526	10.5	5.677	5.427	730	73	85.2	95.5	98.6	1.4	76
4	27	12,315,117	2.4	5.584	5.334	728	70	70.9	92	100	0	74
5	1	478,446	0.1	5.875	5.625	674	76	100	100	100	0	115
6	1	176,000	0	5.5	5.25	785	80	100	100	100	0	54
7	5	2,418,769	0.5	5.672	5.422	758	59	100	100	100	0	92
8	2	547,900	0.1	5.938	5.688	699	74	100	100	100	0	70
9	1	700,000	0.1	5.625	5.375	753	80	100	100	100	0	75
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

8. Original Loan-To-Value Ratio

Original Loan-To-Value Ratio	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0.001% to 20.000%	3	$1,540,000	0.30%	5.983	5.733	754	19	100	100	100	0	98
20.001% to 30.000%	9	4,480,235	0.9	5.939	5.689	743	28	96.4	86.2	100	0	75
30.001% to 40.000%	18	6,130,375	1.2	5.854	5.604	745	37	100	88.4	97.7	2.3	90
40.001% to 50.000%	38	20,276,080	4	5.706	5.456	728	46	83.7	89.4	91.7	8.3	83
50.001% to 60.000%	75	34,683,023	6.8	6.018	5.768	729	55	85.1	87.1	95.8	4.2	83
60.001% to 70.000%	172	87,901,857	17.3	5.925	5.675	734	66	91.3	93.9	97.2	2.8	84
70.001% to 75.000%	205	101,988,579	20.1	6.02	5.77	727	74	89.7	96.9	95.1	4.9	82
75.001% to 80.000%	597	244,589,500	48.1	5.96	5.71	731	80	90.2	92.2	92.5	7.5	76
80.001% to 85.000%	2	452,400	0.1	6.418	6.168	697	83	100	100	0	100	81
85.001% to 90.000%	18	5,435,633	1.1	6.168	5.918	717	90	86.2	91.2	77.9	22.1	78
90.001% to 95.000%	4	1,186,772	0.2	6.316	6.066	711	95	100	84.8	52.1	47.9	70
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

9. Combined Loan-To-Value Ratio

Combined Loan-To-Value Ratio	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0.001% - 50.000%	64	$30,118,716	5.90%	5.807	5.557	737	40	88.5	88.5	94	6	85
50.001% - 60.000%	69	31,240,540	6.1	6.024	5.774	728	55	83.5	88.1	95.3	4.7	83
60.001% - 70.000%	147	73,794,910	14.5	5.925	5.675	732	66	92.8	92.3	97.5	2.5	82
70.001% - 75.000%	136	66,057,101	13	5.994	5.744	728	73	90.1	97.4	95.4	4.6	81
75.001% - 80.000%	244	120,905,850	23.8	5.917	5.667	731	78	88	89.3	97.1	2.9	79
80.001% - 85.000%	29	16,060,905	3.2	6.143	5.893	737	75	87.8	100	88.3	11.7	92
85.001% - 90.000%	188	90,203,463	17.7	5.971	5.721	730	79	91.6	91.7	95.7	4.3	78
90.001% - 95.000%	99	35,372,453	7	5.903	5.653	716	79	85.4	96.7	87.2	12.8	76
95.001% - 100.000%	165	44,910,514	8.8	6.119	5.869	741	80	96.3	100	79.2	20.8	67
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

10. FICO Score

FICO Score	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
Missing	5	$2,285,964	0.40%	5.214	4.964	0	73	61.4	100	100	0	71
620 to 639	20	6,723,047	1.3	6.007	5.757	629	73	95.2	97.7	81.8	18.2	74
640 to 659	40	14,806,148	2.9	6.057	5.807	650	71	87.7	97.3	100	0	66
660 to 679	102	42,646,056	8.4	5.998	5.748	670	73	94.5	93.6	92.2	7.8	72
680 to 699	149	68,742,464	13.5	5.999	5.749	689	71	87	95	95.5	4.5	83
700 to 719	190	78,793,978	15.5	6.016	5.766	709	75	90.7	93.4	91.9	8.1	79
720 to 739	167	72,214,027	14.2	5.91	5.66	728	70	89.1	95.1	92.5	7.5	78
740 to 759	145	68,529,543	13.5	5.896	5.646	749	73	86.6	90	92.3	7.7	78
760 to 779	168	76,279,137	15	5.943	5.693	769	72	90.3	92.8	95.1	4.9	82
780 to 799	115	57,246,685	11.3	5.988	5.738	789	72	93.5	91.3	98.4	1.6	87
800 to 819	40	20,397,404	4	5.952	5.702	807	69	92.2	83.1	91.4	8.6	80
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

11. First Payment Date

First Payment Date	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
6/1/2005	1	$700,000	0.10%	5.625	5.375	753	80	100	100	100	0	75
7/1/2005	2	547,900	0.1	5.938	5.688	699	74	100	100	100	0	70
8/1/2005	5	2,418,769	0.5	5.672	5.422	758	59	100	100	100	0	92
9/1/2005	1	176,000	0	5.5	5.25	785	80	100	100	100	0	54
10/1/2005	1	478,446	0.1	5.875	5.625	674	76	100	100	100	0	115
11/1/2005	27	12,315,117	2.4	5.584	5.334	728	70	70.9	92	100	0	74
12/1/2005	111	53,625,526	10.5	5.677	5.427	730	73	85.2	95.5	98.6	1.4	76
1/1/2006	540	225,413,859	44.3	5.959	5.709	732	72	88.9	91.5	89.8	10.2	81
2/1/2006	391	185,644,562	36.5	6.065	5.815	729	73	93.1	93.3	96	4	79
3/1/2006	61	27,274,274	5.4	6.049	5.799	725	69	92.7	95.8	100	0	80
4/1/2006	1	70,000	0	6.25	6	710	41	100	0	100	0	85
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

12. States

States	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
AK	1	$116,000	0.00%	5.875	5.625	689	67	100	100	0	100	82
AL	5	1,214,908	0.2	6.33	6.08	754	78	100	82.6	63	37	94
AR	1	429,000	0.1	5.875	5.625	765	90	100	100	100	0	57
AZ	74	31,088,471	6.1	6.197	5.947	729	73	93.1	95	97.4	2.6	79
CA	476	243,035,387	47.8	5.945	5.695	727	71	92.3	95.1	99.1	0.9	78
CO	37	16,096,361	3.2	6.083	5.833	717	72	94.2	86	98.9	1.1	81
CT	16	7,262,538	1.4	5.888	5.638	729	72	84.5	93	93.8	6.2	75
DC	2	1,549,465	0.3	5.641	5.391	721	55	64.5	100	100	0	106
DE	5	2,712,913	0.5	6.214	5.964	736	74	100	50.6	94.9	5.1	90
FL	53	20,645,233	4.1	6.166	5.916	738	71	88.4	86.4	92.3	7.7	78
GA	22	8,626,810	1.7	5.677	5.427	734	74	87	95.8	83.5	16.5	80
HI	10	4,303,342	0.8	5.994	5.744	748	74	100	69.8	96.4	3.6	73
IA	2	522,833	0.1	5.797	5.547	703	80	31.2	100	68.8	31.2	66
ID	5	2,112,076	0.4	6.039	5.789	752	65	65.8	0	100	0	80
IL	27	13,388,928	2.6	6.013	5.763	745	69	96	100	98.1	1.9	86
IN	5	1,405,934	0.3	5.884	5.634	726	77	18.9	100	81.1	18.9	64
KS	3	1,294,950	0.3	6.003	5.753	716	72	100	100	100	0	91
LA	1	181,200	0	6	5.75	731	80	100	100	100	0	58
MA	26	11,586,913	2.3	5.892	5.642	755	73	81.4	91.4	95.8	4.2	79
MD	25	10,470,026	2.1	5.993	5.743	744	70	100	97.9	76.6	23.4	87
ME	3	1,709,450	0.3	6.299	6.049	741	77	100	100	100	0	95
MI	55	13,588,193	2.7	6.141	5.891	732	73	85.3	95.7	37.3	62.7	80
MN	5	2,256,473	0.4	5.986	5.736	738	54	100	100	100	0	68
MO	5	1,298,506	0.3	5.569	5.319	722	81	48.2	86.7	83	17	62
MT	7	3,360,012	0.7	5.976	5.726	749	55	100	52.6	93.9	6.1	75
NC	15	4,950,155	1	5.98	5.73	729	77	100	85.1	86.9	13.1	95
NE	2	745,000	0.1	6.256	6.006	748	72	100	100	65.1	34.9	105
NH	4	2,217,106	0.4	6.316	6.066	733	76	11.2	33	88.8	11.2	61
NJ	48	22,969,205	4.5	5.854	5.604	736	74	84.8	91.9	90.7	9.3	79
NM	3	997,304	0.2	5.93	5.68	756	80	100	100	49.2	50.8	70
NV	8	3,092,947	0.6	5.984	5.734	721	78	100	100	90.4	9.6	65
NY	28	11,856,897	2.3	5.771	5.521	720	75	72	100	87.7	12.3	84
OH	7	1,417,013	0.3	5.789	5.539	737	77	63.4	88.6	48	52	79
OR	18	6,415,309	1.3	5.921	5.671	738	72	97.6	98.1	94	6	82
PA	15	4,683,833	0.9	5.948	5.698	720	75	76.8	83.4	93.6	6.4	74
RI	3	1,056,000	0.2	6.242	5.992	707	68	100	100	100	0	94
SC	10	3,227,986	0.6	5.755	5.505	736	78	94.4	91	86.5	13.5	78
SD	1	124,000	0	5.5	5.25	683	80	100	100	0	100	82
TN	5	2,097,327	0.4	5.938	5.688	737	76	100	100	76.4	23.6	85
TX	28	13,192,901	2.6	5.849	5.599	720	74	87.5	88.1	97.4	2.6	77
UT	3	1,808,293	0.4	5.387	5.137	743	75	69.5	27.7	100	0	72
VA	44	18,009,242	3.5	6.029	5.779	747	73	94.6	100	89.2	10.8	88
VT	1	134,812	0	5.875	5.625	634	75	100	100	0	100	82
WA	21	7,727,198	1.5	5.531	5.281	718	79	65.1	100	95.6	4.4	76
WI	2	695,200	0.1	5.344	5.094	785	80	100	100	100	0	63
WV	1	155,997	0	6.75	6.5	774	80	100	100	0	100	82
WY	3	834,807	0.2	5.559	5.309	737	76	71.1	100	73.7	26.3	75
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

13. Top 10 Zipcodes

Top 10 Zipcodes	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
95023	10	$5,607,350	1.10%	5.818	5.568	710	71	100	100	100	0	67
85255	6	3,748,247	0.7	5.99	5.74	747	68	81.9	100	100	0	72
95076	6	3,248,551	0.6	5.812	5.562	732	69	81.3	86.5	100	0	71
81620	3	2,952,319	0.6	5.609	5.359	701	64	68.4	49.2	100	0	100
95037	4	2,692,000	0.5	5.936	5.686	738	68	100	100	100	0	101
92253	5	2,662,595	0.5	6.375	6.125	733	78	100	22.4	100	0	69
94306	4	2,577,400	0.5	6.034	5.784	726	67	100	100	100	0	77
19958	3	2,339,231	0.5	6.276	6.026	748	73	100	42.7	100	0	94
94526	4	2,328,989	0.5	5.569	5.319	719	72	76.2	100	100	0	58
92883	4	2,188,500	0.4	6.334	6.084	752	71	100	100	100	0	84
Other	1,092	478,319,273	94	5.963	5.713	731	72	89.8	93.5	93.5	6.5	80
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

14. Index

Index	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
LIBOR ONE-YEAR INDEX	1,007	$477,475,916	93.90%	5.958	5.708	731	72	89.2	92.8	100	0	79
LIBOR SIX-MONTH INDEX	134	31,188,538	6.1	6.021	5.771	726	75	100	93.5	0	100	82
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

15. Margin

Margin	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
2.25%	325	$110,657,431	21.80%	5.989	5.739	731	74	91.5	94.1	71.8	28.2	81
2.75%	816	398,007,023	78.2	5.954	5.704	731	71	89.4	92.5	100	0	79
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

16. Caps

Caps	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
5/1/2005	134	$31,188,538	6.10%	6.021	5.771	726	75	100	93.5	0	100	82
5/2/2005	1,007	477,475,916	93.9	5.958	5.708	731	72	89.2	92.8	100	0	79
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

17. Max Rate

Max Rate	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
9.000% to 9.499%	3	$1,738,080	0.30%	4.239	3.989	719	80	0	100	100	0	58
9.500% to 9.999%	18	11,263,307	2.2	4.73	4.48	749	68	62.3	100	100	0	64
10.000% to 10.499%	96	43,280,510	8.5	5.224	4.974	729	71	88.5	94.8	91.5	8.5	73
10.500% to 10.999%	409	194,712,004	38.3	5.749	5.499	733	72	88.3	94.9	94.4	5.6	76
11.000% to 11.499%	435	189,960,966	37.3	6.187	5.937	729	72	91.6	91.5	94.2	5.8	85
11.500% to 11.999%	161	60,890,603	12	6.618	6.368	727	74	97.4	88.3	90.9	9.1	80
12.000% to 12.499%	19	6,818,984	1.3	7.045	6.795	734	77	96.4	88.2	97.5	2.5	72
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

18. Original Months to Roll

Original Months to Roll	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
50	1	$551,501	0.10%	5.25	5	728	70	0	0	100	0	46
60	583	249,063,688	49	5.914	5.664	727	73	84.7	92.2	100	0	58
84	331	132,782,117	26.1	5.917	5.667	730	71	90.5	94.3	76.5	23.5	82
120	226	126,267,148	24.8	6.106	5.856	739	70	100	93.1	100	0	118
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

19. Months to Roll

Months to Roll	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
46	1	$551,501	0.10%	5.25	5	728	70	0	0	100	0	46
52	1	137,500	0	6.125	5.875	813	55	100	100	100	0	52
53	1	186,000	0	6.25	6	722	53	100	100	100	0	53
54	1	176,000	0	5.5	5.25	785	80	100	100	100	0	54
56	14	6,493,386	1.3	5.577	5.327	737	71	56.8	93.2	100	0	56
57	62	27,653,733	5.4	5.631	5.381	728	77	84.9	96.5	100	0	57
58	240	98,198,293	19.3	5.885	5.635	729	73	78.8	90.2	100	0	58
59	230	101,990,477	20.1	6.028	5.778	724	74	91.3	92.3	100	0	59
60	34	14,228,300	2.8	6.011	5.761	717	70	89.7	96.9	100	0	60
75	1	700,000	0.1	5.625	5.375	753	80	100	100	100	0	75
76	1	410,400	0.1	5.875	5.625	661	80	100	100	100	0	76
77	2	1,075,261	0.2	5.541	5.291	731	71	100	100	100	0	77
80	5	2,496,583	0.5	5.48	5.23	691	72	91	100	100	0	80
81	32	15,644,606	3.1	5.664	5.414	725	71	75.8	98	95.3	4.7	81
82	192	70,543,114	13.9	5.963	5.713	733	71	93.9	93.3	67.3	32.7	82
83	82	34,916,791	6.9	5.961	5.711	731	73	89.1	93.5	78.9	21.1	83
84	15	6,925,362	1.4	6.039	5.789	728	70	92.5	97.6	100	0	84
85	1	70,000	0	6.25	6	710	41	100	0	100	0	85
113	2	1,157,509	0.2	5.701	5.451	789	50	100	100	100	0	113
115	1	478,446	0.1	5.875	5.625	674	76	100	100	100	0	115
116	7	2,773,648	0.5	5.759	5.509	743	65	100	100	100	0	116
117	17	10,327,187	2	5.821	5.571	745	69	100	89	100	0	117
118	108	56,672,452	11.1	6.083	5.833	736	71	100	91.7	100	0	118
119	79	48,737,294	9.6	6.218	5.968	739	71	100	95	100	0	119
120	12	6,120,612	1.2	6.149	5.899	740	65	100	91.3	100	0	120
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

20. Property Type

Property Type	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
2-4 FAMILY-ATTACHED	2	$1,087,400	0.20%	5.276	5.026	713	65	100	72.4	100	0	65
2-4 FAMILY-DETACHED	8	4,030,472	0.8	5.899	5.649	723	76	100	100	90.1	9.9	69
CONDOMINIUM-ATTACHED-HIGH RISE	8	3,148,088	0.6	5.954	5.704	730	77	100	53.2	100	0	59
CONDOMINIUM-ATTACHED-LOW RISE	97	35,766,279	7	6.056	5.806	731	75	95.2	76.6	95.7	4.3	72
CONDOMINIUM-DETACHED-HIGH RISE	2	673,260	0.1	5.936	5.686	682	58	100	74.3	100	0	103
CONDOMINIUM-DETACHED-LOW RISE	11	4,272,232	0.8	5.644	5.394	738	74	67.3	89.1	100	0	70
CO-OP-ATTACHED	1	237,500	0	5.75	5.5	727	72	100	100	100	0	82
PUD-ATTACHED	29	9,661,504	1.9	5.961	5.711	717	76	85.6	97.3	96.3	3.7	73
PUD-DETACHED	283	138,843,475	27.3	5.936	5.686	733	73	90.9	96.1	95.7	4.3	81
SINGLE FAMILY-ATTACHED	17	7,548,816	1.5	5.955	5.705	727	72	85.6	98.5	100	0	79
SINGLE FAMILY-DETACHED	683	303,395,428	59.6	5.971	5.721	730	71	89	93.5	92.4	7.6	80
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

21. Occupancy Code

Occupancy Code	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
INVESTMENT PROPERTY	32	$9,386,079	1.80%	6.295	6.045	740	74	97.4	0	100	0	76
PRIMARY RESIDENCE	1,066	472,442,819	92.9	5.95	5.7	730	72	90	100	93.8	6.2	80
SECOND HOME	43	26,835,557	5.3	6.051	5.801	741	69	84.6	0	92.5	7.5	78
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

22. Purpose

Purpose	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
Cash-Out Refinance	406	$179,019,113	35.20%	6.016	5.766	722	67	90.5	98.5	94.5	5.5	81
Construction	1	551,501	0.1	5.25	5	728	70	0	0	100	0	46
Purchase	536	245,694,269	48.3	5.939	5.689	739	76	88.2	88.5	97	3	77
Rate-Term Refinance	198	83,399,571	16.4	5.917	5.667	724	71	94.3	94.3	83.5	16.5	84
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

23. Documentation Type

Documentation Type	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
NO INCOME/NO ASSET	1	$182,400	0.00%	6.5	6.25	713	80	100	100	100	0	58
RELOCATION	41	20,885,133	4.1	5.121	4.871	746	75	68.2	100	100	0	73
SELECT	26	16,041,754	3.2	5.748	5.498	743	72	81.6	89.4	100	0	75
STANDARD	755	328,843,683	64.6	5.942	5.692	732	72	90.7	91	90.7	9.3	81
STATED INCOME	315	141,804,498	27.9	6.157	5.907	724	72	92	96.5	99.6	0.4	78
STREAMLINE	3	906,986	0.2	5.883	5.633	776	75	100	100	100	0	73
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

24. Interest Only

Interest Only	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
N	108	$51,384,250	10.10%	5.72	5.47	729	72	0	91.5	100	0	64
Y	1,033	457,280,205	89.9	5.989	5.739	731	72	100	93	93.2	6.8	81
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

25. Interest Only

Interest Only	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
0	108	$51,384,250	10.10%	5.72	5.47	729	72	0	91.5	100	0	64
60	499	210,843,863	41.5	5.944	5.694	727	74	100	92.6	100	0	58
84	174	88,980,655	17.5	5.919	5.669	731	70	100	93.8	100	0	82
120	360	157,455,686	31	6.089	5.839	736	71	100	93.2	80.2	19.8	111
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

26. Mortgage Insurance

Mortgage Insurance	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
CurrLTV <= 80	1,117	$501,589,649	98.60%	5.958	5.708	731	72	89.9	92.9	94.2	5.8	79
CurrLTV > 80 and Insured	24	7,074,805	1.4	6.208	5.958	715	90	89.4	90.7	68.5	31.5	77
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

27. Servicer

Servicer	Count	Balance	Percent	GWAC	NWAC	FICO	LTV	%IO	%OO	%1yrLIB	%6moLIB	MTR
GMAC	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79
Total:	1,141	$508,664,454	100.00%	5.962	5.712	731	72	89.9	92.9	93.9	6.1	79

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